EXHIBIT 10.3


                 IMPLANTABLE CARDIOVERTER DEFIBRILLATOR PRODUCT
                       MANUFACTURING AND SUPPLY AGREEMENT


                                     BETWEEN


                      ANGEION CORPORATION, AS MANUFACTURER

                                       AND

                            ELA MEDICAL, AS PURCHASER



         NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH "X'S" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS EXHIBIT IN ITS ENTIRETY HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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
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                                                 TABLE OF CONTENTS
                                                                                                               PAGE

Definitions.....................................................................................................  1

2.       Manufacture and Purchase...............................................................................  8
         2.1.         Agreement to Manufacture..................................................................  8
         2.2.         Exclusivity...............................................................................  9
         2.3.         Existing Distributors of Manufacturer..................................................... 10
         2.4.         Purchaser Distributors.................................................................... 11
         2.5.         xxxxxxxxx xx xxxxxxxxxx xxxxxxxxx......................................................... 12
         2.6.         Other Cardiac-Related Devices............................................................. 13

3.       Intellectual Property Matters.......................................................................... 13
         3.1.         Use of Purchaser's Trademarks on Products................................................. 13
         3.2.         Use of Manufacturer's Name on Products.................................................... 13
         3.3.         No Use of Manufacturer's Trademarks....................................................... 13
         3.4.         Copyrights................................................................................ 13
         3.5.         Technical Information..................................................................... 14
         3.6.         Infringement of Intellectual Property Rights of Manufacturer.............................. 14
         3.7.         License of Technical Information.......................................................... 14

4.       Commercialization...................................................................................... 15
         4.1.         Diligence................................................................................. 15
         4.2.         Reports and Sales Records................................................................. 16
         4.3.         Promotional and Product Literature........................................................ 16
         4.4.         Technical Assistance...................................................................... 17
         4.5.         Labels and Markings....................................................................... 17

5.       Regulatory and Governmental Approvals.................................................................. 18
         5.1.         Clinical Studies; Custom Devices.......................................................... 18
         5.2.         Government Approvals...................................................................... 18

6.       Pricing and Payments................................................................................... 20
         6.1.         Transfer Prices........................................................................... 20
         6.2.         Payment Terms............................................................................. 22
         6.3.         Financial and Related Books and Records................................................... 23
         6.4.         Late Payments............................................................................. 23
         6.5.         Currency Conversion....................................................................... 23

7.       Purchase and Supply of Product......................................................................... 24
         7.1.         Orders.................................................................................... 24
         7.2.         Effect of Late Payments................................................................... 25


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         7.3.         Inspection of Shipments................................................................... 25
         7.4.         Purchase Forecasts........................................................................ 25
         7.5.         Minimum Purchase Requirements. ........................................................... 26
         7.6.         Orders by Affiliates...................................................................... 27
         7.7.         Return of Expired Products................................................................ 28

8.       Quality Assurance; Testing............................................................................. 28
         8.1.         Quality Control........................................................................... 28
         8.2.         Testing................................................................................... 28
         8.3.         Records and Traceability.................................................................. 29

9.       Warranties and Indemnifications........................................................................ 29
         9.1.         Manufacturer Product Warranties........................................................... 29
         9.2.         Recalls................................................................................... 31
         9.3.         Indemnification for Third Party Claims.................................................... 31
         9.4.         Manufacturer Infringement Indemnification................................................. 32
         9.5.         Limitation on Damages. ................................................................... 32
         9.6.         Certain Covenants......................................................................... 33
         9.7.         Representations and Warranties of the Parties............................................. 33
         9.8.         Mitigation................................................................................ 34
         9.9.         Indemnification Procedure for Third Party Claims and Infringement
                      Claims.................................................................................... 34

10.      Term and Termination................................................................................... 35
         10.1.        Term...................................................................................... 35
         10.2.        Events of Early Termination............................................................... 36
         10.3.        Elimination of One or More Countries...................................................... 36
         10.4.        Rights and Obligations on Expiration or Termination....................................... 37

11.      Confidentiality; Publicity; Non-Solicitation........................................................... 38
         11.1.        Confidential Information.................................................................. 38
         11.2.        Publicity................................................................................. 39
         11.3.        Non-Solicitation.......................................................................... 40

12.      Dispute Resolution Provisions.......................................................................... 40
         12.1.        General Dispute Principles................................................................ 40
         12.2.        Arbitration of Other Disputes............................................................. 40

13.      Certain Legal Restrictions............................................................................. 43
         13.1.        Export Controls........................................................................... 43
         13.2.        Foreign Corrupt Practices Act............................................................. 44
         13.3.        Block Exemption........................................................................... 44


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14.      Miscellaneous.......................................................................................... 44
         14.1.        Fees and Expenses......................................................................... 44
         14.2.        Severability.............................................................................. 44
         14.3.        Entire Agreement; Amendments.............................................................. 45
         14.4.        Notices................................................................................... 45
         14.5.        No Waiver................................................................................. 46
         14.6.        Headings.................................................................................. 46
         14.7.        Survival of Provisions.................................................................... 46
         14.8.        Successors and Assigns.................................................................... 47
         14.9.        No Third Party Beneficiaries.............................................................. 47
         14.10.       Governing Law............................................................................. 47
         14.11.       Insurance................................................................................. 47
         14.12.       Waivers................................................................................... 47
         14.13.       English Language Controls................................................................. 48
         14.14.       Relationship of the Parties............................................................... 48
         14.15.       Counterparts.............................................................................. 48
         14.16.       Sovereign Immunity; Exclusions............................................................ 48
         14.17.       Force Majeure............................................................................. 49


Schedule 1.4    -     xxxxxxxxxx xxxxxxxxx
Schedule 1.18   -     Existing Distributors
Schedule 1.45   -     Purchaser Distributors
Schedule 1.49   -     Region
Schedule 1.51   -     Related Agreements
Schedule 6.1(a) -     Unit Transfer Prices for Initial Products
Schedule 7.5(a) -     Projections
Schedule 7.5(b) -     Aggregate Minimum Purchases for each Region
Schedule 8.2    -     Testing Procedures
Schedule 9.7    -     No Conflicts
Schedule 12.2   -     AAA Rules
Schedule 14.11  -     Insurance


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                 IMPLANTABLE CARDIOVERTER DEFIBRILLATOR PRODUCT

                       MANUFACTURING AND SUPPLY AGREEMENT

         This Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "Agreement") is entered into as of the 9th day of December, 1997 ("Effective Date") by and between Angeion Corporation, a Minnesota corporation ("Manufacturer"), and ELA Medical, a societe anonyme organized under the laws of France ("Purchaser").

         Manufacturer has the expertise in the manufacture of certain Implantable Cardioverter Defibrillator ("ICD") products which shall be the subject of this Agreement.

         Purchaser wishes to have made certain Products (as hereinafter defined) and Manufacturer wishes to manufacture and sell to Purchaser such Products for resale in the Territory (as hereinafter defined) subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the Parties agree as follows:

         1.       DEFINITIONS.

                  1.1.     "AAA" shall mean the American Arbitration
Association.

                  1.2. "Act" shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time (and any amendments or additions thereto from time to time or any successor or similar Applicable Law).

                  1.3. "AIMD" shall mean Directive 90/385/EEC Relating to Active Implantable Medical Devices and all regulations, guidelines or guidance issued thereunder (and any amendments or additions thereto from time to time).

                  1.4. "Additional Countries" shall mean those countries listed on Schedule 1.4 as Additional Countries.

                  1.5. "Adverse Device Events" shall mean any Product-related event that is reportable (or that Purchaser or Manufacturer determines after Best Efforts at mutual consultation should be reported) to (i) the FDA, a Notified Body, a Competent Authority, or any local regional ethics committee ("LREC") responsible for approving the protocols for any clinical trials conducted upon the Products in the Territory or any other ethics committee within the Territory with responsibilities analogous to a LREC; or (ii) to any other Governmental Authority responsible for the regulation of medical devices.

                  1.6. "Affiliate(s)" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the Party in


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question, but only for so long as such relationship exists. As used herein, the term "control" shall mean the ability to direct the business of a company and shall be presumed in the case of ownership, directly or indirectly, of shares of stock having at least fifty percent (50%) of the voting power entitled to vote for the election of directors in the case of a corporation, and at least fifty percent (50%) of the voting power and interest in profits in the case of a business entity other than a corporation, or only if less than fifty percent (50%) of the voting power and interest in profits is permitted by Applicable Law, the maximum amount allowed in the country in question (so long as the holder retains the ability to direct the business of the entity). The Parties acknowledge and agree that neither L'Oreal nor the Joint Venture shall be deemed to be included within the term "Affiliate" for any purposes under this Agreement unless otherwise expressly provided in this Agreement.

                  1.7. "Aggregate Minimum Purchases" shall mean the minimum sales levels as set forth in Schedule 7.5(b).

                  1.8. "Applicable Laws" shall mean all foreign, federal, state and local laws, statutes, rules and regulations which have been enacted by a Governmental Authority and are in force as of the date hereof or which are enacted by a Governmental Authority and come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement. Without limiting the foregoing, Applicable Laws shall include the AIMD, the Act (including any applicable regulations under the Act governing manufacturing practices) and the MDD.

                  1.9. "Baseline" shall have the meaning set forth in Section 7.5(a) of this Agreement.

                  1.10. "Best Efforts" shall be determined under New York law and shall mean such efforts as are consistent with efforts made by businesses of similar size and resources in a similar circumstance and context to achieve a particular result in a timely manner, but shall not require a Party to take actions that would be commercially unreasonable to such Party in the circumstances.

                  1.11. "Budgeted Sales Price" shall have the meaning set forth in Section 6.1(b) of this Agreement.

                  1.12. "CE Marking" shall mean the authorization to put the symbol "CE" on any of the Products in accordance with the provisions of EC Directive 93/68 (OJ 1993 L220/1) by an appropriate European standardization body, such as CEN (Comite Europeen de Normalisation: European Committee for Standardisation) or CENELEC (Comite Europeen de Normalisation Electrotechnique:
European Committee for Electrotechnical Standardisation), indicating such Product's conformity with the harmonized European standards applicable to such Product.


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                  1.13. "Cardiac Stimulation Device" shall mean an implantable medical device for electrically stimulating or shocking the heart which is suitable for use by or with human patients. The term "Cardiac Stimulation Device" includes, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof ("such devices"), pulse generators and other waveform generators for such devices; electronic and mechanical components, including without limitation batteries and capacitors to the extent these components are used for or with such devices; mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including without limitation leads, electrodes, and sensors; and data dispensing, processing and gathering systems for such devices, including without limitation programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers, and computer software-controlled systems, including all related software; and internal, but not external, holter monitors used for recording heart rhythms (even though such internal holter monitors do not electrically stimulate the heart). The term "Cardiac Stimulation Device" excludes, by way of example and not limitation, muscle stimulators, nerve stimulators, bone growth stimulators, cardiomyoplasty stimulators and associated devices, arrhythmia mapping devices, imaging technology, angioplasty devices, catheter ablation systems, and temporary external pacemakers and defibrillators and EKG monitors (other than pacing programmers) which are stand-alone, non-ambulatory and not intended for transtelephonic monitoring.

                  1.14. "Commission" shall mean the Commission of the European Union.

                  1.15. "Competent Authority" shall mean the authority, if any, in each member state of the European Union in the Territory responsible for enforcement of the AIMD and the MDD from time to time.

                  1.16. "Confidential Information" shall mean technical and business information relating to a Party's or its Affiliates' Intellectual Property Rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing, and production and future business plans and any other information of a "confidential" nature, specifically including, without limitation, any information that is identified orally or in writing by the disclosing party to be confidential, or that the receiving party should reasonably understand under the circumstances to be a trade secret of the disclosing party or information of a similar nature that is not generally known to the public.

                  1.17. "Demand for Arbitration" shall have the meaning set forth in Section 12.2(b).

                  1.18. "Existing Distributors" shall mean those third parties having an existing distribution arrangement with Manufacturer in countries in the Territory, the list of which third


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parties is set forth in Schedule 1.18. Schedule 1.18 further identifies any third parties having an existing distribution arrangement with Manufacturer in the Additional Countries.

                  1.19. "Expense Reimbursement Basis" shall mean a reimbursement for all reasonable out-of-pocket costs and expenses plus an agreed upon hourly or per diem amount for personnel and agreed upon amounts for reasonable overhead allocation.

                  1.20. "FDA" shall mean the United States Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to medical devices.

                  1.21. "FDA Tracking Information" shall mean the information relating to the Products that must be maintained pursuant to 21 U.S. Code of Federal Regulations Part 821 and any amendments or additions thereto.

                  1.22. "Firm Period" shall mean any three months (or six months, as applicable) of a Forecast which are considered firm pursuant to
Section 7.4.

                  1.23. "Force Majeure" shall mean, in relation to either Party, any circumstances beyond the reasonable control of that Party, including, without limitation, any fire, storm, flood, earthquake, explosion, accident, acts of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, acts of God or acts of any Governmental Authority, labor disputes that result in work stoppages, transportation embargoes or failure or delays of transportation, or inability to secure raw materials or machinery for the manufacture of devices as a result of any of the foregoing. No acts of a Governmental Authority resulting from any acts or omissions of Purchaser or Manufacturer that are in breach of this Agreement shall constitute an event of Force Majeure for the breaching Party.

                  1.24. "Forecast" shall have the meaning set forth in Section 7.4.

                  1.25. "Foreign Corrupt Practices Act" shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended.

                  1.26. "Government Approval" shall mean governmental marketing, and other governmental authorization required from any Governmental Authority or Notified Body before the Products may be commercially marketed in any country of the Territory, including any requirements for reimbursement and pricing approval.

                  1.27. "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including Competent Authorities and the FDA.

                  1.28. "ICD" shall have the meaning set forth in the recitals hereto.

                  1.29. "Infringement Claims" shall have the meaning set forth in Section 9.4.

                  1.30. "Initiating Person" shall have the meaning set forth in
Section 12.2(b).

                  1.31. "Intellectual Property Rights" shall mean any patent, copyright, registered design, trademark or other industrial or intellectual property right owned or otherwise enforceable pursuant to license or otherwise by any Person, and applications for any of the foregoing.

                  1.32. "Inventory" shall mean the Purchaser's inventory of Products.

                  1.33. "Joint Venture" shall mean the limited liability company contemplated by the Limited Liability Operating Agreement between Manufacturer and Ela Medical, Inc.

                  1.34. "Labels and Markings" shall mean labeling materials, packaging, trade dress, logos, tradenames, trademarks and related materials used for exterior packaging and exterior labeling of Products to be sold by Purchaser, any Purchaser Distributor (or any subdistributor thereof) under this Agreement, but shall not include Promotional Materials or Technical Materials.

                  1.35. "MDD" shall mean Directive 93/42/EEC Concerning Medical Devices and any laws, regulations, guides, guidelines or guidance documents or standards issued thereunder including any amendments made thereto.

                  1.36. "Material Adverse Effect" means any material adverse effect on the assets, results of operations, properties, business or financial condition of the Manufacturer or Purchaser, as applicable, and its subsidiaries taken as a whole.

                  1.37. "Notified Body" shall mean any standards, testing or certification body appointed by a member state of the European Union and notified by the Commission as competent to assess a medical device's conformity to one or more of the annexes in the AIMD or MDD.

                  1.38. "Order" shall mean a firm purchase order for the Products made by Purchaser.

                  1.39. "Other Cardiac-Related Devices" shall mean any cardiac-related devices other than Cardiac Stimulation Devices.

                  1.40. "Party" shall mean each of Manufacturer and Purchaser and "Parties" shall mean both of Manufacturer and Purchaser, in each case together with each of their successors and permitted assigns.

                  1.41. "Person" shall mean any individual, general partnership, limited partnership, limited liability company corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization or any Governmental Authority.

                  1.42. "Price Period" shall mean a six-month period beginning on January 1 and July 1 of each year until December 31, 1999 and a one-year period from January 1 to December 31 of each year of the term of this Agreement thereafter; provided, that the first Price Period under this Agreement shall be from the date of this Agreement through June 30, 1998.

                  1.43. "Product" and "Products" shall mean the entire current and future ICD product line, including, without limitation, mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including, without limitation, leads, electrodes and sensors; and data dispensing, processing and gathering systems for such devices including, without limitation, programmers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers and computer software-controlled systems, including all related software, that are developed or acquired, directly or indirectly (including by Manufacturer being acquired by or becoming an Affiliate of a party not previously an Affiliate) by Manufacturer and its Affiliates, and all subsequent modifications, components and improvements used therein during the term of this Agreement; provided, however, that any Products acquired by Manufacturer, directly or indirectly, that are subject to agreements or restrictions that prevent Manufacturer from complying with the terms hereof shall be excluded from this Agreement only to the extent of such pre-existing agreements and only for the remainder of the then existing term thereof.

                  1.44. "Promotional Materials" shall mean all promotional and marketing materials used by Purchaser in connection with the marketing and commercialization of the Products in the Territory, including but not limited to sales aids, catalogues, sales brochures, sales manuals advertisements (in printed or electronic form), convention exhibits, protocols for clinical studies after obtaining the CE Marking for a Product and publications from such studies.

                  1.45. "Purchaser Distributors" shall mean any Affiliates of Purchaser, existing distributors of Purchaser as listed on Schedule 1.45, or such other Persons as enter into an agreement with Purchaser to sell or distribute the Products in all or a portion of the Territory in accordance with the terms and conditions of Section 2.4.

                  1.46. "Purchaser's Marks" shall mean the trademarks and logos owned or licensed by Purchaser or its Affiliates (whether registered or not) as Purchaser may from time to time designate to be used in marketing and selling the Products in the Territory during the term of this Agreement.

                  1.47. "Quarter" shall mean each calendar quarter ending March 31, June 30, September 30, or December 31 of each year during the term of this Agreement.

                  1.48. "Recalls" shall mean any withdrawals of the Product from the market in the Territory declared by Manufacturer or Purchaser, whether voluntary or involuntary.

                  1.49. "Region" shall mean each of (i) Japan and (ii) those countries of Europe as set forth in Schedule 1.49, which Schedule may be amended in writing from time to time by mutual agreement of the Parties.

                  1.50. "Regulatory Data" shall mean the medical, clinical and other scientific data necessary to, required for, or included in any regulatory filing to obtain or maintain any Government Approval to market the Products including pre-approval and post-approval reports, filings and submissions, other than reports of Adverse Device Events and related summaries.

                  1.51. "Related Agreements" shall mean the agreements listed on
Schedule 1.51.

                  1.52. "Respondent" shall have the meaning set forth in Section 12.2(b).

                  1.53. "Technical Information" shall mean know-how, trade secrets, inventions, data, technology, processes and information, including improvements and modifications to any thereof, relating to the Products, disclosed by Manufacturer to Purchaser under this Agreement that are either Confidential Information of Manufacturer or its Affiliates or are protected by Intellectual Property Rights of Manufacturer or its Affiliates, including without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical and other scientific data other than those which (i) are already known to Purchaser at the time of disclosure or are received from a third party with a right to convey it, or (ii) were independently developed by Purchaser prior to the time of disclosure; provided, that Purchaser shall bear the burden of proving either of the exceptions in (i) or (ii) hereto.

                  1.54. "Technical Materials" shall mean all manuals, programming guides, user guides and training manuals of an educational or instructional nature which are distributed in conjunction with each Product, including any information made available by Manufacturer to Purchaser to be used as part of the content of the Promotional Materials.

                  1.55. "Territory" shall mean, subject to Section 10.3, all of the countries listed in Schedule 1.49 and, if applicable, any Additional Countries listed in Schedule 1.49 which may be added to Schedule 1.49 by written amendment of such Schedule executed by both Parties.

                  1.56. "Third Party Claims" shall have the meaning set forth in
Section 9.3(b).

                  1.57. "Unit" shall mean a specific model of Product that is packaged, invoiced and sold as a unit by Manufacturer, such as an ICD Unit, a lead Unit, a programming Unit and an accessory Unit.

                  1.58. "Unit Transfer Price" shall mean the transfer prices set in accordance with Section 6.1.

         Any reference in this Agreement to "writing" or cognate expressions includes a reference to electronic or facsimile transmission or comparable means of communications.

         Any reference in this Agreement to any Applicable Law shall be construed as a reference to the relevant Applicable Law (including any successor provisions) as amended, re-enacted or extended at the time in question.

         2.       MANUFACTURE AND PURCHASE.

                  2.1.     AGREEMENT TO MANUFACTURE.

                           (a) Subject to the terms and conditions of this
Agreement, Manufacturer shall manufacture and supply Products to be labeled under Purchaser's Marks to Purchaser for sale in the Territory and Purchaser shall purchase Products to be labeled under Purchaser's Marks from Manufacturer for sale in the Territory.

                           (b) During the term of this Agreement, Purchaser
shall not have any rights to obtain the Products of Manufacturer from any Person other than Manufacturer or its Affiliates.

                           (c) Purchaser shall not sell, or cause to sell, (i)
Products to any Person located outside the Territory or (ii) Products to any Person located in the Territory, if, to the knowledge of Purchaser, such Party inside the Territory intends to resell the Products in any country outside the Territory; provided, however, that subject to subclause (ii) above, Purchaser will not be liable for any third party acts resulting in Products being sold outside the Territory. Nothing herein shall be deemed to obligate Purchaser to impose any restrictions upon the use or resale of any Product by a purchaser thereof in the Territory (other than a Purchaser Distributor) to the extent that such a restriction would be in violation of Applicable Law. Purchaser shall not be in breach of this Agreement as a result of any use or resale of a Product outside the Territory by a purchaser that is not bound by restrictions on such use or resale by virtue of the provisions of the preceding sentence. To the maximum extent permissible under Applicable Law, Purchaser shall cease all sales of Products to Persons it has reason to believe are reselling Products outside the Territory whether or not such resales are permissible under Applicable Law.

                           (d) Except as provided in Section 3.7, nothing herein
shall be construed to: (i) effect any sale or transfer of any Technical Information or Intellectual Property Rights of Manufacturer to Purchaser; (ii) grant any license to Purchaser to design, develop or manufacture the Products; or (iii) grant to Purchaser any rights to the Intellectual Property Rights of Manufacturer or its Affiliates.

                           (e) Subject to the terms of this subsection,
Manufacturer shall determine its offering of Products from time to time in its sole discretion, including setting its development schedule for any new Product or the improvement or modification of a Product.
Notwithstanding the foregoing and subject to Section 9.4, to the extent Manufacturer's obligations to sell and Purchaser's right to purchase Products under this Section 2.1 have not been affected for such Region or country in the Territory as contemplated by Sections 7.5 (b) or 10.3, Manufacturer shall (i) give Purchaser written notice at least one (1) year in advance of any discontinuance of the sale of an ICD Product in any country or Region in the Territory, or (ii) offer for sale to Purchaser an improved Product for the same uses or indications. To the extent that any discontinuance of an ICD Product by Manufacturer, causes Purchaser not to meet any Aggregate Minimum Purchases set forth on Schedule 7.5(b) for a Region, the Aggregate Minimum Purchases shall be deemed waived for that Region for the year in question. Manufacturer's discontinuance of the sale of a Product shall not thereafter give Manufacturer the right to sell such discontinued Product in the Territory, whether directly or through third parties.

                  2.2.     EXCLUSIVITY.

                           (a) Subject to the provisions of Sections 2.1(e),
2.2(f), 2.3 and 7.5, for the term of this Agreement, Manufacturer shall sell, or cause to be sold, Products exclusively to Purchaser for marketing and sale in the Territory. In furtherance hereof and subject to the terms of this Agreement, Purchaser shall have the exclusive right to import, have imported, advertise, have advertised, market, have marketed, promote, have promoted, sell, have sold and have distributed the Products in the Territory.

                           (b) Manufacturer agrees not to take, or permit to be
taken, any action which is inconsistent with the exclusive rights granted to Purchaser under Section 2.2(a). Without limiting the foregoing, but subject to Sections 2.2(f), 2.3 and 7.5, Manufacturer shall not, directly or indirectly,
(i) sell, deliver or supply, or cause to be sold, delivered or supplied, Products to any Person in the Territory, under any label or trademark, (ii) make, manufacture or supply, or cause to be made, manufactured or supplied, Products for the account of any Person in the Territory, under any label or trademark, (iii) grant any manufacturing or marketing rights with respect to the Products in the Territory, under any labels or trademarks, or (iv) sell, deliver or supply, or cause to be sold, delivered or supplied, Products to any Person outside the Territory, if, to the knowledge of Manufacturer, such Person intends to resell the Products in the Territory, provided however, that subject to the foregoing, Manufacturer will not be liable for any third party acts resulting in Products being sold in the Territory other than by Purchaser and its Purchaser Distributors. Nothing herein shall be deemed to obligate Manufacturer to impose any restrictions upon the use or resale of any Product by a purchaser thereof outside the Territory (other than a distributor of Manufacturer) to the extent that such a restriction would be in violation of Applicable Law. Manufacturer shall not be in breach of this Agreement as a result of any use or resale of a Product in the Territory by a purchaser that is not bound by restrictions on such use or resale by virtue of the provisions of the preceding sentence. To the maximum extent permissible under Applicable Law, Manufacturer shall cease all sales of Products to Persons it has reason to believe are reselling Products in the Territory, whether or not such resales are permissible under Applicable Law. Except as set forth in Section 2.5(c), the foregoing restrictions shall apply with respect to each of the Additional Countries until the provisions of Section 2.5 have been satisfied by Manufacturer with respect to such Additional Country.

                           (c) If either Manufacturer or Purchaser learns of any
sales of Products in the Territory other than by Purchaser and its Purchaser Distributors, such Party will provide written notice thereof to the other Party. The Parties shall consult with each other in good faith concerning appropriate actions (consistent with Applicable Laws) to stop and thereafter prevent such sales of the Products in the Territory. If the Parties are unable to agree upon a joint course of action, each Party shall be free to take such actions as it sees fit in its discretion, subject to compliance with Applicable Law, provided that neither Party shall be under any obligation to take any such action.

                           (d) Purchaser acknowledges that, subject to the
restrictions set forth herein, Manufacturer may sell Products, or otherwise enter into agreements with third parties with respect to the manufacture, sale and distribution of Products in countries outside the Territory.

                           (e) Manufacturer acknowledges that Purchaser has
developed and is continuing the development of its own line of Cardiac Stimulation Devices which Cardiac Stimulation Devices may be now or in the future competitive with the Products.

                           (f) Purchaser acknowledges and agrees that
Manufacturer may import, have imported, distribute, have distributed, sell and have sold Products in countries within the Territory for the limited purpose of obtaining any Government Approval, including the CE Marking, that it may be entitled to obtain in accordance with the terms hereof.

                  2.3.     EXISTING DISTRIBUTORS OF MANUFACTURER.

         xxx xx xxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxxx xx xxx xxxxxxxs xx xxx xxxx xxxxxx xxx xxx xxxxx xx xxxxxxxx xxx. xx xxxxx xxxxxxxxx xxxxx xxxxxxxxxxxx xxxxxxxxx xxx xx xxxxxxxx xxxxxxxxxxxx xxxxxxxxxxxx xxxx xxx xxx xxxx xxxxxxx xx xxxxxxxxx xxxxx xxxxxxxxxx xx xxx xxxxxxxx xxxxxxxx xxxx. xxxxxxx xxxxxxxxxxx xx xxx xxxx xxxxxxxx xxxxxxxxxxx xxx xxxx xxxxxxxx xxxxxx xxxxxxxxxx xxxxx xxxxxxx xx xx xxxx xxxxxxxxx xx xxx xxxxxx xxxxxx xxxxx xx xxx xxxxxxxxx xxxx xx xxxx xxxxxxxxxxx xxxxx xx xxxxxxx xx xxx xxxxxxxxx xxxxxxxxx xxxxx xxxxx xx xxxxxxxxxx:

                           x xxx xxxxxxx xx xx xxx xxxxxxxx xxxxx xxxxx xxxxx xx
xxxxxxxxxxx xx xxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxx xxx xxxxx xxx

                           x        xxxx xxxxxxx xx xx xxx xxxxxxxx xxxxx xxxxx
xxxxx xx xxxxxxxxxxx xx xxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxx xxx xxx xxxxxx xxxxxxx xxxxxxxx xxxx xxxx xxxxxx xxxxx xx xxxxxxx xx xxx xxxxxxx xx xx xxx xxxxx xxxx xxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxx xxx xxx xxxxxx xxxxxxx xxxxxxxx xx x xxxxxxxxxxxx xxxxxxxxxxx.

                  2.4.     PURCHASER DISTRIBUTORS.

         The right of Purchaser to appoint a third party to market, sell or distribute Products under this Agreement is limited to those entities that are or become Purchaser Distributors in accordance with the terms of this Section
2.4. Any distribution arrangement between Purchaser and a Purchaser Distributor shall be subject to the following terms and conditions:

                           (a) The appointment of any Purchaser Distributor
shall not relieve Purchaser of any obligations under this Agreement except to the extent required by Applicable Laws.

                           (b) The Purchaser shall consult with the Manufacturer
regarding any proposed Purchaser Distributor (or any subdistributor thereof) and shall provide such information as Manufacturer may reasonably request in connection with such proposed appointment. Manufacturer shall have a right to object to the appointment of any proposed Purchaser Distributor (or any subdistributor thereof) if Manufacturer has reasonable grounds for objection, in which case the Parties shall negotiate in good faith to resolve Manufacturer's concerns. If such concerns cannot be resolved within thirty (30) days of Purchaser's initial consultation with Manufacturer, Purchaser shall have the freedom to appoint such Purchaser Distributors as it deems appropriate.

                           (c) Each Purchaser Distributor shall agree with
Purchaser that its rights to sell the Product(s) are subject to the terms of this Agreement, including without limitation Purchaser's or Manufacturer's rights to terminate or convert this Agreement into a non-exclusive arrangement to the extent provided for herein, and shall agree with Purchaser that its agreement with Purchaser automatically terminates with respect to the Products upon expiration of this Agreement or upon any valid termination of this Agreement. If this Agreement is terminated only as to specified portions of the Territory or as to specified Products, then the termination of such other agreement(s) with a Purchaser Distributor (or subdistributor thereof) shall be terminated to the same extent. Purchaser shall provide Manufacturer with copies of such documents as shall evidence each Purchaser Distributor's agreement to the obligations specified in this Agreement for Purchaser Distributors.

                           (d) Purchaser shall use its Best Efforts to enforce
its rights under any agreement with a Purchaser Distributor and to require any Purchaser Distributor to enforce its rights against any subdistributor to the extent necessary for Purchaser's compliance with the terms of this Agreement. In furtherance, and not in limitation of the foregoing, without the prior written consent of Manufacturer, Purchaser shall not waive any default or breach of any Purchaser Distributor which would materially adversely affect Manufacturer.

                  2.5.     XXXXXXXXX XX XXXXXXXXXX XXXXXXXXX.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

                  2.6.     OTHER CARDIAC-RELATED DEVICES.

         Prior to entering into any contract with any third party with regard to the purchase, sale or distribution in the Territory of Other Cardiac-Related Devices other than for research or clinical testing of such Other Cardiac-Related Devices, each Party agrees to discuss in good faith with the other the inclusion of Other Cardiac-Related Devices under this Agreement, subject to mutually agreeable terms. Nothing in this Section 2.6 shall create an obligation between the Parties to agree to include Other Cardiac-Related Devices and any obligation to include Other Cardiac-Related Devices will arise only as and to the extent that an agreement is reached between the Parties in writing.

         3.       INTELLECTUAL PROPERTY MATTERS

                  3.1.     USE OF PURCHASER'S TRADEMARKS ON PRODUCTS.

         Unless otherwise agreed by the Parties in writing, the Products manufactured and supplied to Purchaser for sale in the Territory hereunder shall bear only Purchaser's Marks in such manner as Purchaser may direct, consistent with Applicable Laws and Government Approvals.

                  3.2.     USE OF MANUFACTURER'S NAME ON PRODUCTS.

         Solely if and to the extent necessary to obtain or comply with a Government Approval, or to comply with Applicable Law or where the Parties otherwise mutually agree, including in response to advice or guidance from a Governmental Authority, the Products, Promotional Materials, Labels and Markings and Technical Materials covered by this Agreement shall bear the name and, if also required, the address of Manufacturer solely as a designation of the identity of the manufacturer of such Product, and Manufacturer hereby grants to Purchaser the right to use Manufacturer's name solely for such purposes subject to such reasonable procedures to protect the name and any related Intellectual Property Rights of Manufacturer as the Parties may agree.

                  3.3.     NO USE OF MANUFACTURER'S TRADEMARKS.

         Subject to the provisions of Section 3.2, nothing in this Agreement shall give Purchaser any right to use any trademarks or tradenames of Manufacturer or its Affiliates in connection with the Products being manufactured for Purchaser hereunder.

                  3.4.     COPYRIGHTS.

         With respect to all copyrights related to any tangible materials produced for Purchaser by or under the direction of Manufacturer, including Technical Materials, software and translated materials and Labels and Markings (other than Purchaser's Marks included therein), but excluding Promotional Materials, title in and to any copyrights for such materials shall remain with the Manufacturer, and Purchaser shall have no right to copy, reproduce or make derivative works thereof, unless otherwise specifically agreed between the Parties in writing. All title in and to any copyrights in the Promotional Materials shall rest with Purchaser and Manufacturer shall have no right to copy or reproduce the Promotional Materials unless otherwise specifically agreed between the Parties in writing. Nothing herein shall affect any right, title or interest of Manufacturer in the Technical Materials (even if the Promotional Materials are derivative works thereof).

                  3.5.     TECHNICAL INFORMATION.

         As between Manufacturer and its Affiliates, on the one hand, Purchaser, its Affiliates and Purchaser Distributors, on the other hand, all Technical Information and Regulatory Data generated by Purchaser, its Affiliates and Purchaser Distributors pursuant to clinical studies or regulatory approvals in the Territory shall be the property of Manufacturer. Purchaser, its Affiliates and Purchaser Distributors shall have the right to use such Technical Information and Regulatory Data solely in furtherance of the performance of Purchaser's obligations under this Agreement. As the owner of the Technical Information, Manufacturer shall have the right to use, disclose and license to any Person all or any portion of such Technical Information.

                  3.6. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF MANUFACTURER.

         In the event that Purchaser becomes aware of the possibility of an infringement of the Intellectual Property Rights of Manufacturer by a third party in the Territory, Purchaser shall promptly notify Manufacturer of the circumstances surrounding such infringement. Manufacturer may, in its sole discretion and at its own expense and retaining all proceeds therefrom, take such actions as Manufacturer deems appropriate with respect to any infringement identified by Purchaser, or with respect to any other infringement of Intellectual Property Rights of Manufacturer or its Affiliates in the Territory, as may be permitted by Applicable Law. In the event Manufacturer refuses to prosecute an infringement action following notice thereof by Purchaser, to the extent that Purchaser demonstrates that such failure to prosecute resulted in Purchaser's failure to meet Aggregate Minimum Purchases set forth on Schedule 7.5(b) for a Region, then the Aggregate Minimum Purchases shall be deemed waived for that Region for the year in question.

                  3.7.     LICENSE OF TECHNICAL INFORMATION.

         Subject to the confidentiality provisions of this Agreement, Manufacturer hereby grants a non-transferable, non-exclusive, royalty free license to Purchaser of Technical Information for the sole purpose of allowing Purchaser's personnel to provide technical support to customers and to develop the Promotional Materials. Purchaser shall have the right to sub-license such Technical Information to Purchaser Distributors (and any subdistributor thereof) on the same terms and conditions as set forth herein, provided that such Purchaser Distributors execute confidentiality and sublicense agreements in form reasonably satisfactory to Manufacturer and Purchaser which shall specify that Manufacturer is a third party beneficiary of such agreement.

         4.       COMMERCIALIZATION.

                  4.1.     DILIGENCE.

                           (a) As soon as practicable after receipt of
Government Approval to market any Product in any country in the Territory, Purchaser shall thereafter use its Best Efforts to market, promote and commercialize such Product in such country during the term of the Agreement.

                           (b) Purchaser agrees to use its Best Efforts to
obtain in writing any waivers that may be necessary under any Applicable Laws in the Territory (or outside the Territory to the extent informed thereof by Manufacturer).

                           (c) Purchaser shall promptly notify Manufacturer of
any inquiry (other than an order or potential order from a customer within the Territory) from any Governmental Authority (including the Commission, a Competent Authority, a Notified Body or the FDA) concerning the Products or Manufacturer.

                           (d) Purchaser shall notify Manufacturer promptly upon
Purchaser's receipt of any actual notice that a Notified Body, a Competent Authority or the FDA intends to visit or inspect Purchaser's facilities in the Territory for a purpose relevant to the development or marketing of the Products and provide Manufacturer with copies of all correspondence relating thereto and an opportunity to participate in any inspection or regulatory comments or correspondence prepared by Purchaser in response to such comments.

                           (e) Purchaser and Manufacturer shall promptly notify
each other of any and all Adverse Device Events, or any events that could reasonably be expected to become an Adverse Device Event, of which it becomes aware and will forward promptly to the other all written reports relating to such actual or potential Adverse Device Event. Purchaser shall also forward to Manufacturer any explanted Products, if available. Subject to Section 9.2, Purchaser shall be responsible for, and bear the cost of, any correspondence with Governmental Authorities in the Territory related to any such Adverse Device Event to the extent related to any Government Approval in the Territory for which Purchaser is responsible hereunder. Subject to Section 9.2, Manufacturer shall be responsible, and bear the cost of, all other requirements, regulatory filings or measures resulting from such Adverse Device Event.

                           (f) Purchaser shall not knowingly sell, lease, give
or otherwise dispose of any Product to any person or entity other than a duly qualified medical practitioner or hospital and not knowingly sell, lease, give or otherwise dispose of any Product for any use or application other than one particularly authorized by Manufacturer in writing or in literature and labeling accompanying the Product.

                           (g) Purchaser shall provide customer support services
in the Territory at levels consistent with Purchaser's Best Efforts obligation to develop the market for the Products within the Territory, subject to industry standards for customary levels of support services for similar products.

                  4.2.     REPORTS AND SALES RECORDS

                           (a) At least once per year, Manufacturer and
Purchaser shall consult with each other for the purpose of assessing the state of the market in the Territory.

                           (b) Purchaser shall provide to Manufacturer copies of
its up-to-date price lists each time such lists are revised.

                           (c) Purchaser will provide Manufacturer with a
monthly report (format to be agreed upon) on implants/use of Products. Purchaser shall also supply an annual statement within forty-five (45) days after the end of each calendar year detailing annual sales figures (stated both in Units and local currency) and a semi-annual statement of aging Inventory and the amount of Inventory on hand at June 30 and December 31 of each year within forty-five (45) days after each such date.

                  4.3.     PROMOTIONAL AND PRODUCT LITERATURE.

                           (a) Manufacturer will prepare and supply Purchaser
with reasonable quantities of all Technical Materials, including any revisions or updates thereof, for each Product in English, at Manufacturer's sole cost and expense, and such other languages as Purchaser may reasonably request, for which Purchaser shall bear the cost of translation. Subject to the foregoing, Manufacturer shall be solely responsible for the translation of the Technical Materials into such other languages; provided that Manufacturer shall provide the manuscripts of such Technical Materials and any translations thereof to Purchaser for its review prior to printing and shall make such changes therein as Purchaser may, in a timely manner, reasonably request; provided further, however, that Manufacturer shall determine and control the final content of such Technical Materials. Manufacturer shall indemnify and hold Purchaser harmless from any and all claims, expenses, damages and liabilities arising out of the Technical Materials.

                           (b) Purchaser will prepare and supply all Promotional
Materials in all languages for use in connection with sale of the Products in the Territory; provided, however, (i) any such materials shall be provided to Manufacturer for its prior information, and Purchaser shall make all changes therein as Manufacturer may, in a timely manner, reasonably request; provided further, however, that Purchaser shall determine and control the final content of all Promotional Materials used by it in the marketing, sale and distribution of the Products, including any translations made by Purchaser; (ii) Purchaser shall not include any warranties in such materials that exceed the warranties provided to Purchaser by Manufacturer in Sections 9.1(a) (iii) and (iv) or on warranty cards provided by Manufacturer; and (iii) subject to Section 9.3, Purchaser shall indemnify and hold Manufacturer harmless from any and all claims, expenses, damages and liabilities arising out of the Promotional Materials. If Purchaser desires to design its own protocols for clinical studies after obtaining the CE Marking for a Product, Purchaser shall submit such protocols for the prior approval of Manufacturer. All publications of such studies must also be submitted to Manufacturer for approval prior to publication.

                           (c) Unless otherwise agreed by the Parties in
writing, all Technical Materials, Promotional Materials and Labels and Markings shall bear only Purchaser's Marks, except to the extent that Manufacturer's name is required to be included in accordance with Section 3.2.

                           (d) Manufacturer shall supply to Purchaser a copy of
all sales, promotional or marketing literature that Manufacturer has developed or used for sale of the Products for Purchaser's information and, if agreed by the Parties in writing, Purchaser may use such sales, promotional or marketing literature in developing the Promotional Materials.

                  4.4.     TECHNICAL ASSISTANCE.

         Manufacturer shall provide at no charge to Purchaser the services of one qualified technician on a full-time basis during normal working hours for up to four weeks each year during the term of this Agreement to provide training and support at Manufacturer's Minnesota facility upon reasonable prior notice. At Purchaser's option, Manufacturer shall provide such services at another location, including any place in the Territory; provided that Purchaser will reimburse Manufacturer for its reasonable out-of-pocket expenses incurred in connection with providing such services at another location (including airfare and hotel). If Purchaser wishes to obtain additional technical support services beyond those set forth above, Manufacturer shall provide such additional services as Purchaser may reasonably request upon reasonable prior notice. Purchaser shall compensate Manufacturer for any such additional services on an Expense Reimbursement Basis.

                  4.5.     LABELS AND MARKINGS.

         Manufacturer shall prepare all Labels and Markings for the Products manufactured for Purchaser hereunder, which Labels and Markings shall include Manufacturer's model numbers and Purchaser's Marks. Purchaser may submit the format of such Labels and Markings to Manufacturer. Manufacturer shall submit all Labels and Markings to Purchaser for its review and comment and shall make such changes thereto as Purchaser may, in a timely manner, reasonably request, subject only to any requirements of Applicable Law. Failure of Purchaser to object or request changes to any Labels and Markings within 10 working days (in France) of receipt of such Labels and Markings shall be deemed approval thereof. Purchaser shall supply electronic or camera-ready art to Manufacturer for Purchaser's Marks to be used on the Labels and Markings, and Manufacturer shall be responsible for affixing such Labels and Markings to the Product. No Labels and Markings may be altered without the prior written consent of Purchaser except as required by Applicable Law or by order of a Governmental Authority. Purchaser shall indemnify and hold Manufacturer harmless from and against any and all claims, expenses, damages and liabilities arising out of the use of Purchaser's Marks on any such Labels and Markings.

         5.       REGULATORY AND GOVERNMENTAL APPROVALS.

                  5.1.     CLINICAL STUDIES; CUSTOM DEVICES.

                           (a) Manufacturer shall use its Best Efforts to
initiate and complete clinical trials or studies in the Territory for the purpose of obtaining the CE Marking for each Product at its sole cost and expense after Manufacturer has completed validation of such Product required for human implant. All such clinical trials shall be conducted in accordance with Applicable Laws.

                           (b) Purchaser shall be responsible at its own cost
for conducting and monitoring any clinical trials which may be required to obtain Government Approvals other than the CE Marking for the sale of Products in the Territory. The Parties will discuss the extent of any clinical studies to be conducted prior to submission for any such Government Approval, other than the CE Marking, in the Territory and Purchaser shall use its Best Efforts to initiate and complete such clinical studies. All such clinical trials shall be conducted in compliance with Applicable Laws.

                           (c) To the extent permitted under Applicable Laws,
Manufacturer shall have the right to review and comment upon (i) all proposed protocols and related documents (for example, investigator agreements) for any clinical studies of the Products to be conducted by or on behalf of Purchaser, and (ii) any regulatory filings to be made in connection therewith.

                           (d) Each of Manufacturer and Purchaser shall disclose
to the other all Regulatory Data in its possession or which it is responsible for obtaining under this Agreement generated for the Products in the Territory (or required by any Applicable Law to be made available in connection with the sale of the Products in the Territory) and shall have the right to use, directly or indirectly, all such information, including the right to cross-reference any and all regulatory filings with respect to the Products, in connection with the development and commercialization of the Products in accordance with this Agreement. Each Party shall be solely responsible for its use of such Regulatory Data. To assist in connection with commercialization of the Products in the Territory pursuant to this Agreement, Manufacturer shall use its Best Efforts, consistent with any legal or contractual limitations, to make available other regulatory filings, clinical data and information regarding either the Products or Manufacturer, including updating such information from time to time and upon effecting any change by Manufacturer, for use by Purchaser solely for the purpose of obtaining Government Approvals and commercializing the Products in the Territory.

         5.2.     GOVERNMENT APPROVALS.

                           (a) Manufacturer shall use its Best Efforts to obtain
the CE Marking for the sale of each Product at its sole cost and expense after Manufacturer has completed the validation of such Product required for human implant.

                           (b) Purchaser will be responsible for all other
requirements of Applicable Law in the Territory concerning the sale of the Products in the Territory, including all Product labeling and local regulatory requirements within the Territory. Purchaser shall use its Best Efforts to initiate and pursue all Government Approvals in the Territory except for the CE Marking; provided, however, that if Purchaser does not obtain a required Government Approval for a Product in a country in the Territory within x xxxxxxxx xxxxxx xx xxx xxxx xx xxxxxxxxx xx xxx xxxxxxxxx xxxx xxxxxxxxx xxx xx xxxxxxx xx xx xxx xxxxx xxx xxx xxxxx xxxxxxxxx xx xxx xxxxxxxxx xxxx xxx xxxxxx xx x xxx xxxxxxxxx xxxx x xxx xxxx xx xxxxx xxx xxxxxxxxxxxx xxxxxxxx xxx xx xxxxxxx xxx xxxx xxxxxxx xxx x xxxx xxxxxxx xx xxx xxxxxxxxxx xxxxxxx xxx xxxx xxxx xxxxxxxxxx xxxxxxx xxxxxxx xxxx xx xxx xxxxxxxxx then, unless Purchaser's failure to obtain any Government Approval has been caused by Manufacturer's breach of this Agreement or failure to supply any information reasonably requested by Purchaser that is available to Manufacturer and not otherwise available to Purchaser on reasonable terms, Manufacturer shall have the right to seek such Governmental Approval for such Product at its own cost and expense in which case Manufacturer may elect to hold such Governmental Approval in its own name or in the name of its designee, in each case to the extent permitted under Applicable Law.

                           (c) Purchaser will upon submission or receipt (i)
send to Manufacturer
a copy of any document submitted to or other correspondence regarding the Product with any Governmental Authority or Notified Body in the Territory; and
(ii) provide Manufacturer with copies of all Government Approvals within fifteen
(15) days of receipt, with English translations to follow thereafter in the event the Government Approval is not in English. Purchaser will keep Manufacturer informed, in writing, of the status of its Government Approvals on a regular basis. Manufacturer will assist Purchaser in connection with such activities, to the extent reasonably requested by Purchaser and will provide Purchaser with such information as set forth in Section 5.1(d) required for Purchaser to submit in connection with any Government Approval. To the extent Purchaser requests Manufacturer to undertake or perform any analytical or other work in support of obtaining Government Approvals in the Territory, Manufacturer will use its Best Efforts to perform such work and Purchaser shall reimburse Manufacturer for such activities on an Expense Reimbursement Basis.

                           (d) After receipt of necessary Government Approvals
and thereafter throughout the term of this Agreement, Purchaser will use its Best Efforts to maintain such Government Approvals in effect at its own expense to the extent it is commercially and economically viable.

                           (e) Unless otherwise required by Applicable Laws, and
subject to Section 5.2(a) and the following sentence, Purchaser shall be the holder of all Government Approvals in the Territory. In the event that the Parties determine that it is desirable, for legal or administrative reasons, for Manufacturer or its designee to hold any Government Approvals, Purchaser will cooperate to permit Manufacturer to hold such Governmental Approvals.

                           (f) Purchaser shall use its Best Efforts to cooperate
in the issuance or reissuance of any Governmental Approval obtained by Purchaser hereunder in the name of Manufacturer or Manufacturer's designee at no cost to Manufacturer upon the partial or complete termination of this Agreement, including any loss of Purchaser's exclusivity at Manufacturer's request in accordance with Section 7.5(b) or 10.3. The foregoing requirements shall not be applicable in the event that Purchaser has terminated this Agreement in accordance with Section 10.2.

                           (g) Purchaser further agrees that it will take no
action to allow any Person to have any right in or license of any such Government Approval other than Manufacturer or a Purchaser Distributor appointed by Purchaser to distribute the Product in accordance with this Agreement, provided that such Purchaser Distributor shall agree in writing to hold the Government Approval subject to the terms and conditions set forth in this
Section 5.2. Purchaser agrees to provide Manufacturer with copies of any agreement with a Purchaser Distributor entered into by Purchaser with such Purchaser Distributor in order to comply with this Section 5.2.

                           (h) In furtherance and not in limitation of the
obligations of Purchaser under Section 5.2(b), Purchaser shall keep Manufacturer advised of any changes in Applicable

Laws in the Territory, including material proposed changes thereto, of which Purchaser becomes aware in the course of performing its duties hereunder that affect the Products. In furtherance and not in limitation of the obligations of Manufacturer under Section 5.2(a), Manufacturer will keep Purchaser advised regarding any changes in the Applicable Laws outside the Territory, including material proposed changes thereto, of which Manufacturer becomes aware in the course of performing its duties hereunder that affect the Products.

                           (i) Purchaser will permit Manufacturer or its
designated representative to perform, upon reasonable prior notice and at Manufacturer's sole cost and expense, reasonable vendor audits or other audits required by Applicable Laws on the facilities, procedures and records which are relevant to such audits of Purchaser and Purchaser's Affiliates and, to the extent obtainable by Purchaser at no cost to Purchaser, on facilities, procedures and records which are relevant to such audits of other Purchaser Distributors, or any other Persons with responsibility for any aspect of selling the Products, on reasonable advance notice to Purchaser during normal business hours.

         6.       PRICING AND PAYMENTS.

                  6.1.     TRANSFER PRICES.

                           (a) For each Unit shipped by Manufacturer to
Purchaser, Purchaser shall pay a Unit Transfer Price as fixed and agreed between Manufacturer and Purchaser prior to commencement of the relevant Price Period for each Region for each Price Period. Subject to Section 2.3, Unit Transfer Prices for the initial Products for each Region for the initial Price Period are set forth in Schedule 6.1(a) attached hereto. xxxx xxxxxxxx xxxxxx xxx xxx xxxxxxxx xxxx xx xxxxxxxxxx xx xxxx xxxxx xxx xxxxxx xxxxxxx xxx xxxxxxx xx x xxxxx xx xxxxx xxxxx xxx xxxx xxxxxx. xxxxxxxxx xxxxx xxxxxxxxx xxxxxx xxx xxx xxxx xx xxxxxxxx xx xxx xxxxxxxxx.

                           x        xxxxxx xxx xxxxxxxxxxx xxxxx xx xxx xxxxx
xx xxxxxxx xx xx xxxx xxxxxxxx xxxxxx xxxxx xxxxxxx xxx x xxxxx xxxxxx xx xxxxx xxxxxxx xxx xxx xxxxxxxxx xxxxxxxx xxxxxxx xxx xxxxxx xxxx xxxxxxxx xxxxx xxxxx xxx xxxx xxxx.

                           (c) Manufacturer and Purchaser shall agree upon the
"Budgeted Sales Price" for each Unit as a reference for determining the Unit Transfer Prices prior to expiration of the then current Price Period, such agreement to be reached in accordance with the provisions of this Section 6.1.

                           (d) The Unit Transfer Price for the Products
established in accordance with this Section for any given Price Period shall be reduced for the remainder of any calendar year based on the annual volume of purchases of ICD Units by Purchaser and Purchaser Distributors on the following basis:

                                                           Corresponding
    ICD Unit Annual Purchase Volume (all models)     % of Budgeted Sales Price
    --------------------------------------------     -------------------------

                      xxxx                                     xxxx
                      xxxx

                      xxxx
                      xxxx

                      xxxx
                      xxxx

                      xxxx

At such time (if any) as each relevant purchase threshold (such threshold to be prorated for the initial and final Price Periods) has been exceeded, the applicable Unit Transfer Price for all models shall automatically be reduced by the percentage of the Budgeted Sales Price shown for the corresponding level of purchases above. Such reduction shall be applied to each incremental Unit of any Product purchased by Purchaser or Purchaser Distributors. Such reduction shall cease to be applicable for the next calendar year unless and until purchases for such next calendar year exceed the relevant thresholds pursuant to this Section 6.1(d).

                  (e). With respect to programming Units, Unit Transfer Prices shall provide Manufacturer with a target price equal to xxxxxxxxxxxxx xxxxx xxxxxxxx xxxxxxxxxxxxx xxxx xxx xxxx xxxxxxxxxxx xxxx xxxx x xxxxxx xxxxxx xx xxxxx xxxxxxx xx.

                  (f). If the Parties are not able to reach agreement on any Unit Transfer Price for any Price Period, they shall negotiate in good faith to attempt to resolve their differences. If such negotiations shall fail to result in an agreement within thirty (30) days, the Parties shall each submit their Unit Transfer Price proposals to the Chief Executive Officers of the Parties to attempt to resolve their differences. If such Chief Executive Officers shall fail to reach agreement within fifteen (15) days, the Parties shall submit their final proposals to an independent third party decisionmaker who shall pick whichever of the final proposals more closely adheres to the principles set forth in this Section 6.1 and the best available information presented by the Parties as to fair and competitive prices in the Region. The third party decisionmaker shall be selected by joint agreement of the two Parties (or if they are unable to agree within ten (10) days, then by the American Arbitration Association ("AAA"); provided, however, that the AAA shall not administer the proceedings). The decision of such third party shall be final and non-appealable. The Person selected to be the third party decisionmaker shall have experience in the medical device industry and in distribution and other relevant commercial matters in such industry. Preference shall be given to the selection of an individual with experience as an arbitrator, but the individual need not be a lawyer. The Parties shall each submit their final proposals to the independent decisionmaker with supporting analyses and other information as they deem appropriate within fifteen (15) days after selection of the decisionmaker. No Party shall have EX PARTE communications with the decisionmaker during any time period immediately relevant to the decisionmaker's actions in connection with this Agreement. Each Party shall be entitled to rebut the presentation of the other and to submit a final summary argument after review of the other Party's rebuttal, in each case within fifteen (15) days after the final proposal submissions. Each of the submissions of each Party (including their respective final proposals) will be made concurrently to the independent decisionmaker and will be opened simultaneously and provided to the other Party upon such opening.

                  (g). Pending resolution of any dispute regarding applicable Unit Transfer Prices for any Price Period, the Parties shall continue to purchase and sell Products based upon the prior Price Period's Unit Transfer Prices.

                  6.2.     PAYMENT TERMS.

         Manufacturer shall invoice Purchaser for the applicable Unit Transfer Price promptly following shipment of Products by Manufacturer. All payments due hereunder shall be paid in United States Dollars and are due net xxxxxxxxxxxxxx after the invoice date during the first two (2) Price Periods after the Effective Date, xxxxxxxxxxxxxxx after the invoice date during the next two (2) Price Periods after the Effective Date, and xxxxxxxxxxxxxx after the invoice date for all Price Periods thereafter. Payment, unless otherwise agreed in writing, shall be made by wire transfer to such bank as Manufacturer may designate in writing, without set-off and free and clear of and without any deduction or withholding for or on account of, any taxes, duties, levies, fees or charges of any nature whatsoever. If restrictions on the transfer of currency exist in any country such as to prevent Purchaser from making payments in the United States, Purchaser shall take all reasonable steps to obtain a waiver of such restrictions or otherwise to enable Purchaser to make such payments, failing which Purchaser shall, or shall cause an Affiliate to, pay Manufacturer the amounts due in such country. Once an Order has been accepted by Manufacturer, no shipment of Product so ordered may thereafter be delayed at Purchaser's request.

                  6.3.     FINANCIAL AND RELATED BOOKS AND RECORDS.

         Each Party shall maintain accurate and complete books and records with respect to the performance of such Party's obligations under this Agreement, such records to be maintained in accordance with generally accepted accounting principles in the United States and France, respectively, for Manufacturer and Purchaser. Such records (wherever located) shall be maintained for at least four years after the date of creation thereof. Each Party shall have the right during such four-year period, through its independent auditors to conduct an audit, during normal business hours and following reasonable prior notice to the other Party, to examine at the other Party's location, all records of such other Party for the purpose of verifying the payments or expenditures or performance of such Party hereunder. Information provided to, and generated by, such auditors shall be considered Confidential Information. If any such audit shows any underpayment or overcharge, the auditing Party shall issue a written statement to the audited Party and a correcting payment or refund shall be made within thirty (30) days after receipt of the written statement described above unless the audited Party claims that the statement is in error. The fees and expenses of the accountants performing such verification shall be borne by the Party requesting the audit. Notwithstanding the foregoing, if any such audit results in any underpayment or overcharge with respect to any twelve-month period of more than $25,000, then the Party being audited shall bear the reasonable costs of the accountants in performing such audit. Upon request and in accordance with Applicable Law, each Party shall provide to the other Party copies of such records reasonably required by the requesting Party to comply with Applicable Laws at the sole cost and expense of the requesting Party.

                  6.4.     LATE PAYMENTS.

         All payments not made on a timely basis in accordance with this Agreement shall bear interest at a rate of one percent per month (1%) or, if lower, the maximum rate permitted by Applicable Law beginning on the date that payment was due. Such interest is to be determined and compounded on a daily basis from the date due until the date paid. Payment of such interest charges will not excuse or cure any breach or default for late payment. If either Party retains a collection agency, attorney or other Person to collect overdue payments hereunder, all collection costs, including but not limited to reasonable attorney's fees, will be payable by the non-paying Party.

                  6.5.     CURRENCY CONVERSION.

         All payments under this Agreement shall be made in United States Dollars. To the extent that any amount used in connection with this Agreement is denominated in a currency other than United States Dollars, such amount shall be converted directly into United States Dollars using the average month-end rates of exchange for the relevant period as published in The Wall Street Journal (or, if The Wall Street Journal shall no longer publish such exchange rates, as determined by a method that is mutually agreed upon in writing by the Parties).

         7.       PURCHASE AND SUPPLY OF PRODUCT.

                  7.1.     ORDERS.

                           (a) Purchases and sales of Products shall be
initiated by means of an Order on a purchase order form from Purchaser to Manufacturer. Subject to subsection (b) below, Manufacturer shall accept all such Orders promptly and in no event later than ten (10) working days from the date of receipt by Manufacturer; provided that such Orders do not exceed nor fall short of the Forecast for the relevant Firm Period as determined in accordance with Section 7.4, by more than 20%. All Orders accepted by Manufacturer shall not thereafter be cancelable or recoverable by Purchaser or Manufacturer. It is understood that each Party may, for convenience, use its own standard pre-printed forms of invoice, purchase order, acknowledgement or acceptance in the performance of its obligations hereunder; provided, however, that any terms, conditions or provisions in such pre-printed forms which are inconsistent with or which modify or supplement this Agreement shall be null and void. This Agreement is not an Order of Purchaser and does not request or authorize delivery of any Products, except pursuant to implementation of the specific provisions of this Agreement.

                           (b) xx xxx xxxxx xx xxx xxxxxxxx xx xxx xxxxxxxx
xxxxxxxxxxxx xxxxx xxxxxxxx xxxx xxxxxxxx xxxxx xxx xxxxxxxxx xxx xxxxxx xxxxxx xx xx xx xxxx xx xxxxx xxxxx xxxxxxxx xx xxxxxxxxx xxxx xxx xxxxx xxxxxxxxx xxxxx xxxx xxx xxxxx xxxxx xxxxxxxx xxxxxxx xx xxxxxxxxx xxx xxxx xxxxx xxxxxxxxx.

                           (c) Upon acceptance of each Order (but subject to
Sections 7.2(a) and 10.4(g) ), Manufacturer shall promptly inform Purchaser of Manufacturer's estimated shipment date for the Order. Manufacturer's obligation with respect to accepted Orders shall be to use its Best Efforts to meet the delivery date specified in Purchaser's Order unless Purchaser expressly agrees to a later date. If Manufacturer anticipates any delays in the scheduled delivery date for any Order, Manufacturer will provide prompt written notice to Purchaser and shall cooperate with Purchaser to reschedule delivery at the earliest possible date so as to minimize the impact on Purchaser. If Purchaser fails to make any purchases or if Manufacturer fails to use its Best Efforts to meet the delivery date specified in any accepted Order (or any later date agreed to by Purchaser as specified above), the defaulting Party shall be responsible (subject to Section 9.5) for the other Party's reasonable damages resulting therefrom but the non-defaulting Party shall be obligated to take reasonable steps to mitigate such damages.

                           (d) All Products shall be shipped to locations
specified by Purchaser in the relevant Order in shipping packages specified or supplied by Purchaser and using the Labels and Markings. All shipments shall be FOB Manufacturer's plant.

                           (e) Purchaser shall obtain any necessary import
licenses, certificates of origin or other requisite documents, and pay all applicable customs duties and taxes in respect of the importation of the Products and their sale in the Territory. Manufacturer shall obtain any necessary export licenses, certificates or other requisite documents in respect of exporting the Products from the United States.

                  7.2.     EFFECT OF LATE PAYMENTS.

         If the Purchaser fails to pay the full amount due with respect to any invoice (other than any amounts that are subject to a bona fide dispute) after the date such invoice becomes due, Manufacturer shall be entitled (without prejudice to any other right or remedy it may have) to:

                           (a) cancel or suspend any further deliveries of the
Products to the Purchaser under any Order; and

                           (b) charge the Purchaser interest on the unpaid
invoice at the rate provided in Section 6.4 from the date the payment became due until actual payment is made (irrespective of whether the date of payment is before or after any judgment or award in respect of the same).

                  7.3.     INSPECTION OF SHIPMENTS.

         Manufacturer shall send to Purchaser prior to or concurrently with each shipment a copy of any documentation for the relevant Product that has been agreed by the Parties. Purchaser shall have the right to inspect the shipment of the Products which are the subject of each Order for damage, defects, shortages or other noncomformities within thirty (30) calendar days after receipt thereof and shall notify Manufacturer as soon as possible of any damage, defects, shortages or of any other failure of the Products to conform to this Agreement. Any Products which are the subject of an Order not rejected by Purchaser by written notice to Manufacturer within such thirty (30) day period shall be deemed accepted. Purchaser's sole remedy with respect to any nonconformity after acceptance of a shipment shall be those provided pursuant to the warranties set forth in Section 9.1. Upon Manufacturer's request, Purchaser shall provide Manufacturer with packing slips, inspection reports and other documentation supporting its rejection of any shipment. If such shortages or nonconformity existed at the time of delivery of the Order, Manufacturer shall promptly deliver additional or substitute Products to Purchaser in accordance with the delivery procedures set forth herein.

                  7.4.     PURCHASE FORECASTS.

         At least one calendar month prior to the first requested delivery of Products hereunder, Purchaser shall notify Manufacturer in writing of the projected total number of Products, broken down by each Product model or category, to be purchased by Purchaser during each month of the succeeding twelve (12) calendar month period ("Forecast"). The projections for the first six (6) months of such initial Forecast shall be firm and shall be accompanied by Orders for such first six (6) months with respect to the models covered thereby. Thereafter, Purchaser shall provide Manufacturer with a similar Forecast for any new Product models or categories; the first six (6) months of such Forecast for new Products shall be firm and shall be accompanied by

Orders for such first six (6) months for such new Products. All such Forecasts shall be updated on a monthly basis by adding a twelfth month to replace the expired month (but not changing any other month in the Forecast), with updates to be delivered not less than one (1) calendar month in advance. The first three
(3) months of each such updated Forecast (beginning with the fifth month of the first Forecast period for each Product) shall be firm and shall be accompanied by Orders for the Products in the additional month of the Firm Period. The estimates for the remaining nine (9) months shall be non-binding estimates for planning purposes only and Purchaser shall have no liability therefor. Purchaser shall establish reasonable Inventory levels to meet demand for the Products which shall be a minimum amount equal to one month of anticipated demand for the Territory as evidenced by the Forecast. To accommodate Manufacturer's production scheduling, the total Products ordered for any three (3)-month or six (6)-month Firm Period will be limited to a twenty percent (20%) maximum aggregate increase or twenty percent (20%) maximum decrease in Units relative to the projection for such Firm Period contained in the Forecast provided to Manufacturer for such Firm Period, unless otherwise agreed by the Parties in writing.

                  7.5.     MINIMUM PURCHASE REQUIREMENTS.

                           (a) Purchaser will prepare annually at least ninety
(90) days prior to December 31, a projection for its sales of Products in each country in the Territory in the next three (3) calendar years. The first year of each such projection with respect to ICD Units shall constitute a baseline (the "Baseline") and shall be subject to mutual agreement by Manufacturer and Purchaser by October 31 of each year. If the Parties have not so agreed, the Baseline for such year shall be determined in accordance with the procedures set forth in Section 7.5(e). It is the objective of the Parties that Purchaser will achieve market penetration over time comparable to that attained for the Products in other markets, particularly the U.S. The first such projection is attached hereto as Schedule 7.5(a).

                           (b) During each calendar year of the term hereof
beginning January 1, 1998, Purchaser shall submit Orders for ICD Units at least equal to the respective Aggregate Minimum Purchases for each Region as set forth on Schedule 7.5(b) (ii) and upon Purchaser's failure to do so, Manufacturer may at its option and subject to Section 10.3(b), terminate this Agreement with respect to the Region for which Purchaser has failed to submit Orders for such Aggregate Minimum Purchase. In addition, should Purchaser fail to submit Orders in any year of the term hereof for ICD Units at least equal to the Aggregate Minimum Purchases for each Region set forth on Schedule 7.5(b) (i), at Manufacturer's option and subject to Section 10.3(b), the obligation of Manufacturer to sell and Purchaser to purchase hereunder shall become non-exclusive with respect to the Region for which Purchaser has failed to submit sufficient Orders and Manufacturer shall have the right to import, have imported, advertise, have advertised, market, have marketed, promote, have promoted, sell, have sold and have distributed the Products in the Region on a non-exclusive basis. Notwithstanding the foregoing, to the extent that Manufacturer fails to accept Purchaser's Orders in accordance with the terms of this Agreement, and such failure causes Purchaser not to meet any Aggregate Minimum Purchases set forth on Schedule 7.5(b), for a Region, the Aggregate Minimum Purchases shall be deemed waived for that Region for the year in question.

                           (c) The Baseline sales projections shall be
determined based upon all of the relevant factors affecting the market inside or outside the Territory for ICD Units including (i) overall growth factors in the market; (ii) market penetration achieved by the ICD Units; (iii) relative competitive factors affecting the market including competing products; and (iv) marketing and sales efforts that have been or are being used. Subject to the foregoing, it is the expectation of the Parties that the Baseline amounts will increase over the long-term at least in accordance with the underlying growth characteristics of the marketplace.

                           (d) Purchaser's performance with respect to the
Aggregate Minimum Purchases for each Region shall be determined by Manufacturer within thirty (30) days after the end of each calendar year (the first such determination to take place in January 1999) based on Orders received by Manufacturer during the respective calendar year. Manufacturer may, at its option, notify Purchaser in writing during such thirty (30) day period of a failure to meet the applicable Aggregate Minimum Purchases for each Region and of any exercise of Manufacturer's options set forth in Section 7.5(b) of this Agreement as a result thereof. Purchaser shall have thirty (30) days after receipt of any such notice in which to establish by copies of Orders any errors in the determination by Manufacturer as to Aggregate Minimum Purchases, in which case, Manufacturer's notice shall be deemed revoked. If Purchaser does not produce evidence of such Orders in the thirty (30) day period, Manufacturer's notice of termination shall take effect from and after such thirtieth day.

                           (e) If the Parties are not able to reach agreement on
the Baseline for any calendar year as specified in Section 7.5(a) above, they shall negotiate in good faith to attempt to resolve their differences. If such negotiations shall fail to result in an agreement within thirty (30) days, the Parties shall follow the same procedures as set forth in Section 6.1(f) with respect to Unit Transfer Prices to resolve such dispute, applying the principles set forth in Section 7.5(c) rather than those in Section 6.1 in making any determination.

                           (f) Notwithstanding any exercise by Manufacturer of
its options under Sections 7.5(b) or 10.3(b) as a result of Purchaser's failure to submit Orders meeting the relevant Aggregate Minimum Purchases, Purchaser shall retain the exclusive rights in all Purchaser's Marks under which the Products have been sold in any portion of the Territory and Manufacturer shall acquire no right, title or license to use Purchaser's Marks.

                  7.6.     ORDERS BY AFFILIATES.

         All Orders and estimates for particular countries throughout the Territory must be made and processed by Purchaser or a single designated Purchaser Affiliate who will coordinate with Manufacturer all Orders of Purchaser Distributors; payment for all such Orders will be coordinated by Purchaser or such single designated Purchaser Affiliate and paid directly to

Manufacturer.

                  7.7.     RETURN OF EXPIRED PRODUCTS.

         Purchaser shall, at its own expense, return to Manufacturer all Products held in Inventory which have passed the "use before" date marked on the sterile pack. Purchaser shall not be reimbursed or credited for any such expired Inventory.

         8.       QUALITY ASSURANCE; TESTING.

                  8.1.     QUALITY CONTROL.

         Manufacturer shall produce the Products in accordance with all Applicable Laws including requirements of the Act and the FDA's Good Manufacturing Practice regulations in effect at the time of manufacture, and applicable specifications for all models of the Products, including, without limitation, those specified from time to time in the Technical Materials. Manufacturer shall permit, shall cause its Affiliates and use its Best Efforts to cause third party suppliers to permit, quality assurance representatives of Purchaser promptly after signature of this Agreement, no more than once a year thereafter, and prior to placing an initial Order for any new Product, to inspect Manufacturer's or its Affiliates' manufacturing, testing and storage facilities, and the manufacturing, testing and storage facilities of any third parties who manufacture components for Manufacturer or its Affiliates, to conduct quality assurance audits. Purchaser agrees that all arrangements for such audits of third-party suppliers shall be made through Manufacturer and that Manufacturer may, at its option, accompany Purchaser on any such audits. Such audits shall be limited to inspection of the quality control systems and procedures of the Person being audited and a review of Product validation files, clinical documentation, and regulatory status, upon reasonable notice, during normal business hours and pursuant to confidentiality agreements as described in
Section 11.1. Manufacturer shall permit, and cause its Affiliates and use its Best Efforts to cause its third party suppliers to permit, any officials of any Governmental Authority in the Territory to inspect its facilities as necessary to comply with Applicable Laws. Manufacturer shall notify Purchaser of any FDA inspection of its production or testing facilities for the Products and shall provide Purchaser with copies of any reports (including Forms 483) issued as a result thereof to the extent applicable to the Products.

                  8.2.     TESTING.

         In accordance with Applicable Laws, including the requirements of the Act, Manufacturer shall test or cause to be tested each Unit to be supplied pursuant to this Agreement before delivery of such Unit to Purchaser. Manufacturer acknowledges that Purchaser is relying upon testing documentation or other validation or verification documents showing Manufacturer's compliance with its standard quality control procedures relating to the Products provided by Manufacturer with each shipment as to the compliance of such shipment with all applicable specifications. Purchaser agrees to conduct only such testing or programming of any

Unit prior to delivery to a customer or after explant of any Unit from a patient as may be agreed by Manufacturer in writing, otherwise requested by Manufacturer in writing or in accordance with procedures set forth on Schedule 8.2.

                  8.3.     RECORDS AND TRACEABILITY

         Manufacturer hereby covenants and agrees that for a minimum period of fifteen (15) years after the sale and purchase of any Product hereunder, it shall maintain complete and accurate records of the FDA Tracking Information for all Products, and all components thereof, that are manufactured and sold under this Agreement, to the extent necessary to meet or exceed all applicable FDA requirements and other Applicable Laws. Purchaser hereby covenants and agrees that for a minimum period of fifteen (15) years after the sale and purchase of any Product hereunder, it shall maintain the FDA Tracking Information regarding the sale of all Products manufactured for it by Manufacturer hereunder to the extent necessary to meet or exceed all applicable FDA requirements and other Applicable Laws in the Territory. The Parties agree to provide each other with reasonable access to and copies of such records and information in the event of any Recall or other similar event involving the Products described in Section
9.2 or as necessary for any compliance with Applicable Laws. In furtherance and not in limitation of the foregoing, upon reasonable prior written notice from Manufacturer, Purchaser shall provide to Manufacturer the FDA Tracking Information at the end of each calendar month (or earlier if required by relevant Applicable Law) if, and for so long as, the provision of such FDA Tracking Information has become mandatory under Applicable Law.

         9.       WARRANTIES AND INDEMNIFICATIONS.

                  9.1.     MANUFACTURER PRODUCT WARRANTIES.

                           (a) Manufacturer represents, warrants and covenants
that:

                                    (i) at the time of shipment of all Products
         hereunder, such Products shall be new with xxxxxxxxxxxxxxxxxxxxxxxxxxx remaining prior to the expiration of the "use before" date and shall, unless otherwise agreed in writing by the Parties, meet or exceed all requirements necessary for the CE Marking and all Applicable Laws in the Territory of which Manufacturer is aware or of which Purchaser specifically informs Manufacturer;

                                    (ii) Purchaser shall have good and valid
         title in and to such Products, free and clear from any liens, security interests, charges, claims or other encumbrances;

                                    (iii) for a period of xxxxxxxxxxxxxxxxxxxxx
         from date of implant in a patient, each Product will be free from defects in design, materials and workmanship (battery depletion within the limits outlined in the specifications for such Product is not considered a defect); and

                                    (iv) for a period of xxxxxxxxxxxxxxxxxx
         from date of implant in a patient, each Product will conform to the specification for such Product established in accordance with this Agreement.

                           xxxxxxxxxxxxxxxxxxxxxxx referred to (iii) and (iv)
above apply only for the purposes of the warranty set forth in this Section 9.1. Notwithstanding any provision of this Agreement, the Parties may agree to shorten or lengthen the warranty periods set forth in Sections 9.1(a) (iii) or
(iv) from time to time to reflect competitive factors and if and to the extent required by Applicable Law. Any such change shall be made in compliance with Applicable Laws.

                           (b) In the event of any breach of the foregoing
warranties, Manufacturer shall, at its option, reprocess, if feasible, or supply a replacement of, any Products or any components thereof which fail to meet the terms of such warranties at no additional charge to Purchaser and Manufacturer shall be responsible for transportation and insurance costs to ship such reprocessed or replacement Products to Purchaser. Purchaser shall be responsible for transportation and insurance costs to ship any claimed defective Product back to Manufacturer's plant for Manufacturer's review. Manufacturer shall determine at Manufacturer's cost at its factory whether such Product is in fact defective. If Purchaser does not agree with Manufacturer's determination that such Product is not defective, the Parties shall retain an appropriate expert to be mutually agreed fifteen (15) days of Purchaser's receipt of Manufacturer's determination to judge ultimately whether such Product is defective. If the Parties cannot agree on an appropriate expert, each party shall submit two nominations to the AAA within ten (10) days thereafter for the AAA to appoint an appropriate expert from such nominees; provided, however, that the AAA will not administer the proceeding. If either Party does not submit nominations as described above, the AAA shall appoint an expert from the nominees it has received. The determination of the expert will be final and binding on the Parties. The cost for retaining the expert shall be borne by Manufacturer if such Product is judged defective and by Purchaser if such Product is judged not to be defective. Any returned Products shall become the property of Manufacturer. This warranty does not extend to any Products that have been damaged or rendered defective as a result of: (i) misuse or negligence on the part of Purchaser or any Purchaser Distributors or failure of Purchaser, Purchaser Distributor or any of their respective customers to follow instructions for proper use and care of the Product; (ii) external factors such as fire and flood; (iii) accidents involving, or modification or alteration of, the Product other than those caused by Manufacturer after delivery to Purchaser or (iv) implantation after the "use before" date marked on the Product's sterile pack.

                           (c) Purchaser and Manufacturer shall discuss in good
faith the nature and content of written product warranties to be extended by Purchaser to customers with respect to the Products in the Territory. Without Manufacturer's prior written consent, and except as may be required to comply with Applicable Laws, Purchaser shall not extend to customers any warranties with respect to the Products in the Territory which are inconsistent with those warranties being extended by Manufacturer from time to time outside the Territory.

                  9.2.     RECALLS.

         Purchaser and Manufacturer each shall notify the other promptly if any Product is the subject of a Recall or other similar event in any jurisdiction, and the Parties shall reasonably cooperate in the handling and disposition of such Recall or other similar event; provided, however, in the event of a disagreement as to any matters related to any proposed Recall or other similar event, other than the determination of who shall bear the costs as set forth in the immediately following sentence, each Party shall have the right to cause a Recall or other similar event to be undertaken. Manufacturer shall bear the reasonable costs (including without limitation, the cost of locating and contacting by any means patients and customers, the cost of explanting the recalled Products and implanting a replacement Product, and the cost of such replacement Product ("Costs") ) of all Recalls of the Products except any voluntary Recall effected solely by Purchaser, for which Purchaser shall initially bear all Costs. If subsequent to such voluntary Recall by Purchaser, events show that Manufacturer wrongfully refused to agree to such Recall, then Manufacturer shall reimburse Purchaser for all Costs incurred by Purchaser in connection therewith. Notwithstanding the foregoing, Purchaser shall pay the Costs of any Recall or other similar event if and to the extent caused by (i) any unauthorized change to the Products by Purchaser or by a Purchaser Distributor which directly results in the Recall, (ii) the failure of Purchaser or a Purchaser Distributor to properly store, label or otherwise handle the Products which directly results in the Recall or (iii) any other breach of this Agreement by Purchaser or an act committed by a Purchaser Distributor that, had such act been committed by Purchaser, would have been a breach of this Agreement which directly results in the Recall.

         9.3.     INDEMNIFICATION FOR THIRD PARTY CLAIMS.

                           (a) Notwithstanding any other provision of this
Agreement, Manufacturer shall be responsible for, and shall assume the defense of and indemnify and hold Purchaser, its Affiliates and Purchaser Distributors harmless from and against, all Third Party Claims arising out of or related to any Products or Technical Materials related thereto manufactured or supplied by Manufacturer hereunder; provided that the indemnification obligations of Manufacturer under this Section shall not apply to any Third Party Claim caused by any misuse, willful misconduct or negligent act or negligent failure to act on the part of Purchaser or any Purchaser Distributor with respect to the Products including any modification or alteration of the Product other than caused by Manufacturer after delivery to Purchaser and any implantation after the "use before" date marked on the Product's sterile pack.

                           (b) For purposes of this Agreement, the term "Third
Party Claims" shall mean any and all claims, lawsuits or actions asserted against Purchaser, its Affiliates or Purchaser Distributors or their respective directors, officers and agents under any and all Applicable Laws arising out of or relating to any Product or Technical Materials (including, without limitation, any data in the Technical Materials that are properly included in the

Promotional Materials with Manufacturer's prior written approval) related thereto that are manufactured or supplied by Manufacturer or its Affiliates, including, but not limited to, claims based on strict liability, tort, negligence or breach of express or implied warranty and claims for special, incidental, exemplary and consequential damages, in cases in which it is alleged that personal injury (including, but not limited to, emotional distress or disturbance), direct financial loss, death or property damage was caused by a defect in design, material or manufacture of any of the Products or the Technical Materials (including, without limitation, any data in the Technical Materials that are properly included in the Promotional Materials with Manufacturer's prior written approval) related thereto that are manufactured or supplied by Manufacturer or its Affiliates hereunder including any misrepresentation or failure to warn in the Technical Materials. "Third Party Claims" shall also include all losses, liabilities, damages, judgments, awards and costs (including reasonable attorneys' fees) arising out of or relating to the claims described in the preceding sentence.

                  9.4.     MANUFACTURER INFRINGEMENT INDEMNIFICATION.

         Manufacturer shall indemnify and hold Purchaser, its Affiliates and Purchaser Distributors harmless from and against any and all liabilities, damages, costs or losses (including, without limitation, reasonable attorneys' fees) arising out of or related to claims or suits asserted or brought against Manufacturer or Purchaser under any and all Applicable Laws to the extent such claim or suit is based on alleged infringement, unauthorized use or misappropriation of patents, mask work rights, copyrights or other Intellectual Property Rights of a third party in connection with the sale or use of Products in the Territory (the "Infringement Claims"). In any event, Manufacturer has the right at any time and in its sole discretion to modify the design of any Product so that it becomes non-infringing, to obtain a license for such Products or to cease to provide such Product to Purchaser, provided that all damages, losses, costs, and expenses incurred by Purchaser that are directly related to such modification shall be treated as indemnifiable expenses of Purchaser, its Affiliates and Purchaser Distributors for purposes of this Section 9.4 and shall be borne by Manufacturer. Purchaser shall use its Best Efforts to assist and cooperate with Manufacturer in the defense of any Infringement Claims to the extent Purchaser is the beneficiary of any rights against the maker of such Infringement Claim pursuant to any agreement with such third party, the benefit of which may also inure to the benefit of Manufacturer; provided that such cooperation shall be at the sole expense of Manufacturer and Purchaser shall not be required to initiate or become a party to any litigation in connection therewith.

                  9.5.     LIMITATION ON DAMAGES.

         Except as expressly provided in this Agreement, neither Purchaser nor Manufacturer shall be liable to the other, for any special, incidental, exemplary or consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of a Party or its employees or agents or otherwise) arising out of or in connection with any act or failure to act of Manufacturer or Purchaser relating to the manufacture or supply of the Products or, their sale by the Purchaser or arising out of the performance or non-performance of this Agreement.

         MANUFACTURER'S WARRANTIES SET FORTH IN THIS SECTION 9 ARE ITS EXCLUSIVE WARRANTIES TO PURCHASER WITH RESPECT TO THE PRODUCTS, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS, WHETHER ARISING UNDER ANY APPLICABLE LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  9.6.     CERTAIN COVENANTS.

         Purchaser represents, warrants and covenants that:

                           (a) Purchaser will not furnish purchasers of the
Products with any warranties, whether written or oral, beyond those given by Manufacturer to Purchaser under Section 9.1(a) (iii) and (iv) or stated in any warranty card or similar material provided by Manufacturer or included with the Product;

                           (b) Purchaser shall comply with all Applicable Laws
concerning the use, handling, sale and disposition of the Products in the Territory.

                  9.7.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         Each of Manufacturer and Purchaser hereby represents and warrants to the other that as of the date hereof:

                  (a) Each is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure to qualify would have a Material Adverse Effect with respect to such Party.

                  (b) Each has the requisite corporate power and authority to enter into and perform this Agreement and to perform in accordance with the terms hereof. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors and no further consent or authorization of its board of directors or stockholders is required. The Agreement has been duly executed and delivered by it. The Agreement constitutes a valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application.

                  (c) Except as set forth on Schedule 9.7, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby do not (i) result in a violation of its Articles of Incorporation, or By-laws, or (ii) conflict with, or constitute a default (or an event which with material notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, material indenture or material instrument to which it is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of such Party is bound or affected (except in the case of subclause (ii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). No action, suit, dispute or proceeding is pending or, to the best knowledge of such Party, threatened against such Party which, if adversely determined, would prevent such Party from carrying out its obligations under this Agreement. Each Party's business is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Except as contemplated by this Agreement, it is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under the Agreement.

                  (d) Neither Party shall be deemed to have made any representation or warranty to the other Party except as expressly made in Sections 2.3, 9.1 and this Section 9.7. Without limiting the generality of the foregoing, and without prejudice to any express representations and warranties made to either Party in this Section 9.7, neither Party makes any representation or warranty to the other with regard to any issues related to Intellectual Property Rights, projections, estimates or budgets or other matters previously delivered to or made available to the other with respect to future revenues, expenses, expenditures or future results of operations. Nothing in this Section 9.7(d) shall limit any remedy that may be available to a Party pursuant to Applicable Law.

                  9.8.     MITIGATION.

         In the event of any occurrence which may result in either Party becoming liable for breach of this Agreement, each Party shall use its reasonable efforts to take such actions as may be reasonably necessary to mitigate the damages payable by the breaching Party.

                  9.9. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AND INFRINGEMENT CLAIMS.

         If a Party seeks indemnification hereunder for a matter that involves a claim by a third party including without limitation, Third Party Claims and Infringement Claims, the Party seeking indemnification (an "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") of and shall provide reasonable information and details concerning the nature of such claim. Indemnitor shall, to the extent applicable, have the right to assume the defense at its expense of all third party claims and shall pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third party claims, provided that (i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim; (ii) the Indemnitor controls the defense of the third party claim on behalf of all Parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if outside counsel to the Indemnitee reasonably advises the Indemnitee and the Indemnitor in a written opinion that such joint representation raises a potential conflict of interest as between the Indemnitee and the Indemnitor (other than regarding the right to indemnification under this Agreement), then the Indemnitee shall have the right to retain separate counsel to represent its interests in such third party claim and the reasonable costs, fees and expenses thereof shall be borne equally by the Indemnitee and the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its Best Efforts to cooperate with the Indemnitor in defending such third party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor's expense in accordance with Applicable Law. The Parties' indemnity obligations under this Article 9 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this
Article 9, but not any liability that it may have to the Indemnitee otherwise than under this Article 9.

         10.      TERM AND TERMINATION.

                  10.1.    TERM.

         The initial term of this Agreement shall be seven (7) years from the Effective Date and Purchaser may at its sole option renew this Agreement for an additional three (3) years if the Minimum Aggregate Purchase requirements set forth on Schedule 7.5(b) (i) have been met or waived in all Regions in all years prior to the end of the initial term, provided that such extension is in accordance with Applicable Laws. Otherwise, the Parties may, by mutual written agreement, agree to extend this Agreement for one successive three (3) year term. Not less than one year prior to the scheduled expiration of the ten-year term, if applicable, the Parties shall commence good faith negotiations regarding a possible extension of such term on mutually acceptable terms, provided that, unless the Parties shall have reached mutual written agreement on the terms and conditions of such an extension prior to the scheduled expiration date of the ten-year term, if applicable, the term of this Agreement shall automatically expire upon completion of such ten-year term.

                  10.2.    EVENTS OF EARLY TERMINATION.

                           (a) This Agreement may be immediately terminated as
to the entire Territory by either Party, upon giving written notice to the other Party, in the event that the other Party shall become insolvent or be declared insolvent or bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either Party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such Party's rights under this Section 10.2, and such Party reserves the right to exercise any such rights at any time after the occurrence of any such event.

                           (b) Subject to the further provisions of this Section
10.2(b), upon any material breach or default of this Agreement by either Party, the non-breaching Party shall have the right to serve notice upon the breaching Party of its intention to terminate this Agreement in its entirety upon the expiration of ninety (90) days after the date such notice is given, unless the breaching Party shall cure any such breach or default within said ninety (90) day period, except that, in the case of a breach of a payment obligation hereunder, the applicable cure period shall be thirty (30) days. Upon the expiration of the applicable cure period, if the breaching Party shall not have cured the alleged breach to the reasonable satisfaction of the non-breaching Party, and if the non-breaching Party gives a notice of final termination, final termination of this Agreement shall be effective on the date such notice is given. In the event of any dispute as to the existence of a default or the adequacy of any cure thereof, the Party charged with such alleged breach or failure to cure may require that the right to terminate be determined by the dispute resolution mechanism pursuant to Article 12.

                  10.3.    ELIMINATION OF ONE OR MORE COUNTRIES.

                           (a) Purchaser may, at any time during the term of
this Agreement, upon at least 90 days prior written notice to Manufacturer, eliminate any country from the Territory.

                           (b) In addition to any rights it may have under
Section 7.5(b), Manufacturer may, at any time during the term of this Agreement, upon at least 90 days prior written notice to Purchaser, eliminate any country from the Territory upon the occurrence of the following circumstances:

                                    (i) failure by Purchaser to file for
         Government Approvals of the Product in such country within agreed upon time periods set forth in Section 5.2(b) unless such failure resulted from Manufacturer's breach of this Agreement or failure to supply any information reasonably requested by Purchaser that is available to Manufacturer and not otherwise available to Purchaser on reasonable terms; or

                                    (ii) failure by Purchaser to meet the
         Minimum Aggregate Purchase requirements set forth on Schedule 7.5(b)
         (ii) for the Region in which such country is located unless such Aggregate Minimum Purchase requirements have been waived.

                  10.4.    RIGHTS AND OBLIGATIONS ON EXPIRATION OR TERMINATION.

         Upon termination or expiration of this Agreement for any reason whatsoever the following provisions shall apply (if the rights and obligations under Section 2.1 are terminated with respect to any country or Region in the Territory in accordance with this Agreement the following provisions shall apply to such country or Region of the Territory):

                           (a) To the extent permitted under Applicable Law,
Purchaser shall provide to Manufacturer within thirty (30) days a complete listing of all Government Approvals and shall comply with Section 5.2(f) hereof with respect thereto.

                           (b) After the date which is three (3) months from the
date of termination or expiration, Purchaser shall cease to promote, market or advertise the Products. Purchaser and Manufacturer shall each cooperate with the other in an orderly winding up of their respective dealings.

                           (c) Except in the event of termination of this
Agreement by Purchaser in accordance with Section 10.2, Purchaser shall within thirty (30) days of expiration or receipt of notice of termination by Manufacturer certify to Manufacturer the destruction at its own expense of all Promotional Materials relating to the Products then in the possession of the Purchaser, any Purchaser Distributor (or any subdistributor thereof) and shall, if requested by Manufacturer, return, at its own expense, all samples of Products if such samples have been provided free of charge to Purchaser.

                           (d) In the event of termination of this Agreement by
Manufacturer in accordance with Section 10.2, at Manufacturer's option, outstanding unpaid invoices rendered by Manufacturer in respect of the Products shall become immediately due and payable by Purchaser and invoices with respect to Products ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of the invoice. In any event, Purchaser shall continue to pay all amounts due hereunder prior to the effective date of termination and all amounts due thereafter including amounts in respect of the Product ordered by Purchaser prior to the date of termination and delivered by Manufacturer.

                           (e) To the extent applicable, Purchaser shall provide
the FDA Tracking Information in the form and within the time limits specified in this Agreement.

                           (f) Purchaser shall provide Manufacturer with such
information regarding patients in whom the Products have been implanted and at such times as reasonably necessary to allow Manufacturer to service such Products and comply with all Applicable Laws. Purchaser understands that Manufacturer or its designee may be obligated to continue to contact Purchaser's customers after expiration or termination of this Agreement to allow Manufacturer to comply with United States law and regulatory requirements to collect and update periodically the FDA Tracking Information throughout the time the Products are implanted in patients. Manufacturer agrees to use such FDA Tracking Information and any information regarding customers or patients provided to Manufacturer by Purchaser hereunder only to the extent required for Manufacturer's compliance with Applicable Laws and Manufacturer shall not provide or make any such information available to its sales force, distributors or sales agents or representatives unless this Agreement has been terminated by Manufacturer in accordance with Section 10.2(b).

                           (g) In the event of termination of this Agreement
pursuant to Sections 10.2 (but not any expiration under Section 10.1), the terminating Party may at its sole discretion cancel by prompt written notice any Orders for the Products which are unshipped at the date of such termination.

                           (h) Subject to Section 3.5, upon termination or
expiration of this Agreement, each Party shall promptly return to the other Party all documents, letters, records, notebooks, papers, writings, designs, drawings, models, blueprints and all other materials and all copies thereof embodying or showing any of the Technical Information provided by Manufacturer or any Confidential Information disclosed by either Party, in each case which is then in the Party's possession or under its control, by whomever prepared, and all other property owned by one Party but in the possession of the other Party shall be returned.

                           (i) Unless otherwise expressly provided in this
Agreement, upon the termination or expiration of this Agreement, neither Party shall have any further duties or obligations to the other under this Agreement; provided, however, that no such termination or expiration shall relieve either Party from any liability for which it is otherwise responsible under this Agreement (including liabilities under Article 9 of this Agreement) with respect to any event, occurrence, transaction, act or omission which occurred prior to the date of such termination or expiration or with respect to any losses, liabilities or claims arising out of any breach or default under this Agreement.

         11.      CONFIDENTIALITY; PUBLICITY; NON-SOLICITATION.

                  11.1.    CONFIDENTIAL INFORMATION.

                           (a) Each Party shall (and shall cause its Affiliates,
agents and representatives to), for the term of this Agreement and for six (6) years after the expiration or termination of this Agreement for any reason, (i) keep confidential, (ii) not disclose to others, (iii) use only for the purposes provided for or permitted under this Agreement or the Related Agreements, and
(iv) use Best Efforts, and at least the same degree of care (but no less as a reasonable degree of care) as it uses to protect its own Confidential Information of like importance, to prevent unauthorized use, dissemination and disclosure of, all of the other Party's and its Affiliates' Confidential Information, except as expressly provided for or permitted by this Agreement. All Confidential Information shall, as between the Parties and their Affiliates remain the sole property of the disclosing party or the relevant Affiliate. The receiving party and its Affiliates, agents and representatives shall have no rights to the Confidential Information of the disclosing party and its Affiliates, except as provided in this Agreement. Nothing in this Section 11.1 shall prevent disclosure or use of information which is or becomes public knowledge without the fault of the receiving party and its Affiliates, agents and representatives or information already known to, or proven by written evidence to have been independently derived by, the receiving party or its Affiliates or received from a third party having the right to convey it. Notwithstanding the foregoing, such Confidential Information may be (i) disclosed to a Governmental Authority and to others to the extent such disclosure may be required to be included in regulatory filings permitted under the terms of this Agreement or required under Applicable Law; (ii) published by the receiving party or its Affiliates, if and to the extent such publication has been approved in writing by the disclosing party; or (iii) disclosed to the extent required by Applicable Law or as ordered by a court or other regulatory body having competent jurisdiction. In each of the foregoing cases, the receiving party will use its Best Efforts to limit the disclosure and maintain confidentiality of such Confidential Information to the maximum extent practicable and prior to making any such disclosure it shall use Best Efforts to consult with the disclosing party regarding the scope of any protective order or other confidentiality protections that may be available to limit the extent of disclosure. Any disclosure of Confidential Information to any Affiliates, agents or representatives of the receiving party shall be limited to a "need to know" basis for purposes related to this Agreement; provided that (i) the receiving party shall be responsible and liable to disclosing party for any breach of the terms of this Section 11.1 by any Affiliate, agent or representative, and (ii) disclosure by the receiving party to any agent or representative shall be made pursuant to appropriate confidentiality agreements.

                           (b) The provisions of this Section 11.1 shall survive
and shall remain in full force and effect for six (6) years after the expiration or termination or termination of this Agreement for any reason. For purposes of this Section 11.1 and 11.2, L'Oreal shall be deemed an Affiliate of Purchaser.

                  11.2.    PUBLICITY.

         Each Party agrees, and shall cause its Affiliates to, not to issue any press release disclosing the terms of, or relating to, this Agreement, without the prior written consent of the other Party; provided; however, that neither Party or its Affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law. Such disclosing party shall use its Best Efforts to consult with the other Party regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement and shall use its Best Efforts to obtain confidential treatment for any Confidential Information where such press release or other public statement is required to be made by Applicable Law.

                  11.3.    NON-SOLICITATION.

         During the term of this Agreement and for one (1) year after termination or expiration hereof, each Party shall refrain from soliciting the personnel of the other Party or its Affiliates, including without limitation, research and development personnel.

         12.      DISPUTE RESOLUTION PROVISIONS.

                  12.1.    GENERAL DISPUTE PRINCIPLES.

                           (a) All disputes between or among the Parties and/or
any of their Affiliates (including the Joint Venture) under this Agreement and the Related Agreements shall be settled, if possible, through good faith negotiations between the relevant parties.

                           (b) Disputes as to the specific matters referred to
in Section 6.1(f), 7.5(e) and 9.1(b) shall be resolved as provided in such Sections. All other disputes under this Agreement shall be resolved as provided in Article 12.

                           (c) Prior to resolving any dispute by means of
arbitration or by means of any suit, action or legal proceeding permitted under
Section 12.2, the relevant parties involved in such dispute shall refer such dispute to their respective Chief Executive Officers or equivalent, who shall meet in person to negotiate in good faith the possible resolution thereof on at least two occasions within 30 days before any such party commences arbitration or other litigation permitted under this Agreement (provided that if any such party fails or refuses to have a representative attend such meetings within such thirty (30) day period, the procedures of Section 12.2 shall be applicable after the conclusion of such thirty (30) day period); and further provided, that (i) any legal proceedings (including a temporary restraining order or preliminary injunction) until such time as such interim equitable relief can be addressed through arbitration; (ii) proceedings for provisional relief contemplated by
Section 12.2(i) below; and (iii) third party legal proceedings under Section 12.1(d) below may be commenced immediately.

                           (d) If a Party or any of its Affiliates (including
the Joint Venture) is subject
to a claim, demand, action or proceeding by a third party and is permitted by law or arbitral rules to join another party to such proceeding, this Article 12 shall not prevent such joinder. This Article 12 shall also not prevent either Party or any such Affiliate from pursuing any legal action against a third party.

                  12.2.    ARBITRATION OF OTHER DISPUTES.

                           (a) In the event such good faith negotiations are
unsuccessful, either Party may, after 30 days written notice to the other, submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing International Arbitration rules except that Sections 29 and 31 of the Commercial Arbitration Rules in effect on the date hereof (a copy of which is attached hereto as Schedule 12.2) shall govern in the event of any conflict therewith (collectively, "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                           (b) To the extent this Section is deemed a separate
agreement, independent from this Agreement, Article 14 shall be incorporated herein by reference. Either Party (the "Initiating Party") may commence an arbitration by submitting a demand for arbitration ("Demand for Arbitration") under the AAA Rules and by notice to the other Party (the "Respondent") in accordance with Section 14.4. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the Demand for Arbitration, response and counterclaim, if any, and reply to counterclaim, if any, have been submitted, either Party may propose additional issues for resolution in the pending proceedings only if expressly so ordered by the arbitrators.

                           (c) The place of arbitration shall be New York, New
York, and the award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention").

                           (d) The Parties shall attempt, by agreement, to
nominate a sole arbitrator for confirmation by the AAA. If the Parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's Demand for Arbitration has been communicated to the Respondent, a board of three arbitrators shall be appointed by the Parties jointly or, if the Parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by each of the Initiating Party and the Respondent within 60 days after the commencement of the arbitration proceeding and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the AAA Rules. Notwithstanding the foregoing, if any Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with Section 14.4. Any award shall be rendered by a majority of the arbitrators. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators, and the decision of the arbitrators shall be rendered no later than 90 days after commencement of such hearing.

                           (e) An award rendered in connection with an
arbitration pursuant to this Section shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrators set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                           (f) The Parties agree that the award of the arbitral
tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                           (g) The Parties hereby agree that for purposes of the
New York Convention, the relationship between the Parties is commercial in nature, and that any disputes between the Parties related to this Agreement shall be deemed commercial.

                           (h) The arbitrators shall issue a written explanation
of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision to both Parties. The arbitrators shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrators pending arbitration of the dispute. Either Party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief (except as ex parte relief) that a court of the State of New York could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

                           (i) The Parties may file an application in any proper
court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 12.2 in connection with any third party litigation proceedings or for any matter involving disputes related to Intellectual Property Rights.

                           (j) After the appointment of the arbitrators, the
parties to the arbitration shall have the right to take depositions, ask interrogatories, obtain documentation and to obtain other discovery regarding the subject matter of the arbitration, and, to that end to use and exercise all the same rights, remedies, and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a United States District Court for the Southern District of New York and such persons, documents or other requested material were located in the State of New York. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration and may present to the arbitrator for a ruling any reasons for limiting such discovery in order to save costs and avoid delay.

                           (k) For purposes of any suit, action, or legal
proceeding permitted under this Article 12, each party to this Agreement (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to New York Convention, the U.S. Arbitration Act, or otherwise), and (b) to the extent permitted by Applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each party to this Agreement hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

                           (l) All claims arising under this Agreement and all
Related Agreements brought by the Parties and/or their Affiliates (including the Joint Venture) at substantially the same time shall be referred to a single arbitration to the extent arbitrable under this Article 12.

         13.      CERTAIN LEGAL RESTRICTIONS.

                  13.1.    EXPORT CONTROLS.

                           (a) It is understood and acknowledged that each Party
is subject to regulation by Governmental Authorities, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the Parties under this Agreement shall be subject in all respects to such laws and regulations as shall from time to time govern the export of technology and products abroad by persons subject to the jurisdiction of such Governmental Authorities, including the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the U.S. Export Administration Regulations ("EAR") issued by the U.S. Department of Commerce, International Trade Administration, Bureau of Export Administration ("BXA"). Each Party warrants that it will comply in all material respects with all export and re-export restrictions applicable to the Products shipped to Purchaser hereunder.

                           (b) Without limiting the foregoing, Purchaser agrees
that it shall not knowingly export, re-export or transship, directly or indirectly, to countries identified in Part 746 of the EAR which are subject to comprehensive BXA controls (currently consisting of: Cuba, Iraq, Iran, Libya, and North Korea) any Products provided to Purchaser hereunder.

                  13.2.    FOREIGN CORRUPT PRACTICES ACT.

         Purchaser will not knowingly take any action which would cause Manufacturer to be in violation of the United States Foreign Corrupt Practices Act concerning payments to government officials, political Parties or candidates.

                  13.3.    BLOCK EXEMPTION.

         Immediately prior to the expiration of Regulation 1983/83 of the Commission of the European Union (the "Block Exemption"), the Parties agree to examine the Agreement to determine whether the Agreement will fall within the new Block Exemption. Should any of the provisions of the Agreement not fall within the Block Exemption, during the term of this Agreement, the Parties agree either to amend the Agreement to fall within the Block Exemption or the new Block Exemption or to notify the Agreement to the Commission, with each Party to bear one-half of the reasonable costs of making the notification.

         14.      MISCELLANEOUS.

                  14.1.    FEES AND EXPENSES.

         Except as expressly set forth herein, each Party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

                  14.2.    SEVERABILITY.

         If any provision of this Agreement is held by a court of competent jurisdiction or panel of arbitrators (including pursuant to enforcement of an arbitration award under this Agreement) to be invalid, unlawful or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid, lawful, and enforceable or, if such modification is not possible, it shall be stricken from this Agreement, and the remaining provisions of this Agreement shall continue in full force and effect; provided, however, that if a provision is so stricken and is of a nature so as to fundamentally alter the economic arrangements of this Agreement, the Party adversely affected may terminate this Agreement by giving to the other Person sixty (60) days written notice of termination.

                  14.3.    ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement and the Schedules hereto, contain the entire understanding of the Parties with respect to the matters referred to hereby and, except as specifically set forth herein, neither the Purchaser nor the Manufacturer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or supplemented other than by a written instrument signed by the Party against whom enforcement of any such amendment or supplement is sought.

                  14.4.    NOTICES.

         Any notice or other communication required or permitted to be given herein shall be in writing and shall be effective (a) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Manufacturer:                      With a copy to:
Angeion Corporation                          Morrison & Foerster, LLP
3650 Annapolis Lane, Suite 170               425 Market Street
Plymouth, MN 55447-5434                      San Francisco, CA 94105
Telephone:  (612) 550-9388                   Telephone:  (415) 268-7000
Telecopier:  (612) 509-9521                  Telecopier:  (415) 268-7522
Attention:  Chief Executive Officer          Attention:  Gavin B. Grover, Esq.

If to the Purchaser:                         With copies to:
ELA  Medical                                 Synthelabo
Centre d'Affaire la Boursidiere              22 Avenue Galilee
92357 Le Plessis Robinson                    92350 Le Plessis Robinson
France                                       France
Telephone:  (33) (1) 46.01.33.01             Telephone:  (33) (1) 45.37.56.67
Telecopier:  (33) (1) 46.01.33.15            Telecopier:  (33) (1) 45.37.58.04
Attention:  President                        Attention:  General Counsel

                                             and

                                             Coudert Brothers
                                             1114 Avenue of the Americas
                                             New York, NY 10036-7703
                                             Telephone:  (212) 626-4400
                                             Telecopier:  (212-626-4120
                                             Attention:  James C. Colihan, Esq.


         Any Party hereto may from time to time change its address for notices under this Section 14.4 by giving at least ten (10) days' written notice of such changed address to the other Party hereto.

                  14.5.    NO WAIVER.

         No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future of this Agreement; or a waiver of any other provision, condition or request of this Agreement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  14.6.    HEADINGS.

         The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

                  14.7.    SURVIVAL OF PROVISIONS.

         The provisions of Sections 2.4(d), 5.2(f), 5.2(i), 6.3, 8.1, 8.3, 9.1,
9.2, 9.3, 9.4, 9.5, 9.9, 10.4, 11.1, 11.3, 12.1, 12.2, Article 13 and Article 14
shall survive the expiration or termination for any reason of this Agreement.

                  14.8.    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither this Agreement nor any interest hereunder shall be assigned or transferred, whether directly or indirectly, including by operation of law ("Assign" or "Assignment"), by any Party without the prior express written consent of the other Party (which consent may be withheld for any reason in the sole discretion of the Party from whom consent is sought), and any such attempt at Assignment shall be null and void. The assignment by a Party of this Agreement or any rights hereunder shall not affect the obligations of such Party under this Agreement.

         Notwithstanding the foregoing, either Party may Assign this Agreement to an Affiliate of such Party so long as any assignment by Manufacturer is made to an Affiliate that is directly or indirectly 100% owned by, or under 100% common control with, Manufacturer.

         Any permitted Assignment made pursuant to this Section shall be valid only if (i) the assigning Party remains liable under this Agreement, and (ii) the relevant Affiliate or other entity assumes in writing all of the assigning Party's obligations under this Agreement.

                  14.9.    NO THIRD PARTY BENEFICIARIES.

         This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision thereof be enforced by, any other Person.

                  14.10.   GOVERNING LAW.

         The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  14.11.   INSURANCE.

         Each of Purchaser and Manufacturer will maintain liability insurance for Third Party Claims in amounts to be agreed upon, but subject to availability on commercially reasonable terms. Schedule 14.11 sets forth the initial agreed upon minimum amounts for such liability insurance. Each of Purchaser and Manufacturer shall provide copies of certificates of insurance evidencing compliance with this Section on the date of execution hereof and within thirty
(30) days after the expiration of each policy during the term hereof.

                  14.12.   WAIVERS.

         Each Party hereby waives, to the extent it is able to do so under the law of every country in the Territory and other Applicable Law, any statutory or other rights it may have or acquire in respect of the termination of the relationship established hereby pursuant to the terms of this Agreement, and agrees that the rights available to it hereunder in the event of such termination are adequate and reflect the agreement of the Parties. Neither Party shall have any right to claim any indemnity for goodwill or lost profits or any damages arising from the rightful termination of this Agreement by the other Party in accordance with the terms of this Agreement.

                  14.13.   ENGLISH LANGUAGE CONTROLS.

         The original and controlling version of this Agreement shall be the version using the English Language. All translations of this Agreement into other languages shall be for the convenience of the Parties only, and shall not control the meaning or application of this Agreement. All notices and other communications required or permitted by this Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

                  14.14.   RELATIONSHIP OF THE PARTIES.

         For all purposes of this Agreement, Purchaser and Manufacturer shall be deemed to be independent entities and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Purchaser and Manufacturer as partners, joint venturers, co-owners, an association or any entity separate and apart from each Party itself, nor shall this Agreement constitute any Party hereto an employee or agent, legal or otherwise, of the other Person for any purposes whatsoever. Neither Party hereto is authorized to make any statements or representations on behalf of the other Party or in any way obligate the other Party, except as expressly authorized in writing by the other Party. Anything in this Agreement to the contrary notwithstanding, no Party hereto shall assume nor shall be liable for any liabilities or obligations of the other Party, whether past, present or future.

                  14.15.   COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

                  14.16.   SOVEREIGN IMMUNITY; EXCLUSIONS.

                           (a) Each Party hereto agrees that, to the extent that
it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any set off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter of this Agreement (including without limitation any obligation for the payment of money). Each Party hereto is not subject to withdrawal in any jurisdiction or under any statute, including, without limitation, the Foreign Sovereign Immunities Act, 28 U.S.C. ss.ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against any Party hereto with respect to this Agreement.

                           (b) The Parties hereby agree to exclude application
of the following instruments and documents: United Nations Convention on the International Sale of Goods, UNCITRAL Arbitration Rules and 1990 International Chamber of Commerce Incoterms.

                  14.17.   FORCE MAJEURE.

                           (a) Neither Party shall be responsible or liable to
the other hereunder for the failure or delay in the performance of this Agreement due to any event of Force Majeure. In the event of the applicability of this Section 14.17, the Party failing or delaying performance shall use its Best Efforts to eliminate, cure and overcome any of such causes and resume the performance of its obligations. If any event of Force Majeure continues for more than 180 days, either Party shall have a right to eliminate from the Territory, on a country by country basis, each country affected by such Force Majeure event (or terminate this Agreement if all countries are affected) upon written notice to the other Party delivered while such event of Force Majeure is continuing. For the avoidance of doubt, in the event that any event of Force Majeure has occurred and so long as it is continuing, excusing performance by one Party of its obligations hereunder, the other Party shall also be excused from its obligations hereunder to the extent its performance is dependent upon the affected Party's performance.

                           (b) Upon the occurrence of an event of Force Majeure,
the Party failing or delaying performance shall promptly notify the other Party, in writing, setting forth the nature of the occurrence, its expected duration and how such Party's performance is affected. The failing or delaying Party shall resume performance of its obligations hereunder as soon as practicable after the Force Majeure event ceases.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed by their respective authorized officers as of the date of this Agreement.

                                   ANGEION CORPORATION

                                   By:
                                            Name:
                                            Title:

                                   ELA MEDICAL

                                   By:
                                            Name:
                                            Title:

                       SCHEDULE 1.4 XXXXXXXXXX XXXXXXXXXX


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



                      SCHEDULE 1.18 - EXISTING DISTRIBUTORS



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



                     SCHEDULE 1.45 - PURCHASER DISTRIBUTORS



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



                             SCHEDULE 1.49 - REGIONS


European Region                                      Japanese Region

     Andorra                                         Japan
     Austria
     Belgium
     Czech Republic
     Denmark
     Finland
     France
     Germany
     Greece
     Hungary
     Ireland
     Italy
     Liechtenstein
     Luxembourg
     Monaco
     Netherlands
     Norway
     Portugal
     San Marino
     Slovakia
     Spain
     Sweden
     Switzerland
     Turkey
     United Kingdom
     Vatican City

                       SCHEDULE 1.51 - RELATED AGREEMENTS

1. The Amended and Restated Investment and Master Strategic Relationship Agreement between Synthelabo and Manufacturer dated as of October 9, 1997 (the "Investment Agreement").

2. The Warrants of Manufacturer issued or to be issued to Synthelabo pursuant to the Investment Agreement.

3. The Limited Liability Company Operating Agreement between Ela Medical, Inc. and Manufacturer dated as of December 9, 1997..

4. The Intercompany Services Agreement between the Joint Venture and Manufacturer dated as of December 9, 1997.

6. The Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement between the Joint Venture and Manufacturer as of December 9, 1997.

7. The Cardiac Stimulation Device Product Supply Agreement between the Joint Venture and ELA Medical, Inc. dated as of December 9, 1997.

8.       Any other agreements contemplated by this Agreement.

           SCHEDULE 6.1(a) - UNIT TRANSFER PRICES FOR INITIAL PRODUCTS


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



                          SCHEDULE 7.5(a) - PROJECTIONS


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



          SCHEDULE 7.5(b) - AGGREGATE MINIMUM PURCHASES FOR EACH REGION


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


                       SCHEDULE 8.2 - TESTING PROCEDURES


                                     NONE.

                           SCHEDULE 9.7 - NO CONFLICTS


MANUFACTURER

(i)      No exceptions, except as provided in sub-clause (ii) below.

(ii) Manufacturer makes no representation and warranty with respect to xxxxxxxxxxxx xxxxxxxx xxxxxx or xxx xxxxxxxxxx xxxxxxxx xx xxxxxxxxxxxx xxxxxxxx xxxxxx.

PURCHASER


(i)      No exceptions, except as provided in sub-clause (ii) below.

(ii) Purchaser makes no representation and warranty with respect to xxxxxxxxxxxx xxxxxxxx xxxxxx or xxx xxxxxxxxxx xxxxxxxx xx xxxxxxxxxxxx xxxxxxxx xxxxxx.

                            SCHEDULE 12.2 - AAA RULES

See attachment hereto.

                           SCHEDULE 14.11 - INSURANCE



         xxxx xxxxx xxxxx xxxxx xxx xxx xxxxxxx xxxxxxxxx xxxxxxxxx xxxx x xxxxxxx xxxxxx xx xx xxxxxxx xxx xxxxxxxxxx xx xxxxxxx xx xxx xxxxxxxxx xxxx xx xxxx xxxx xx xxxxxxxx xxxxxxxxxx. xx xxxxxxxx xxxx xxxxx xxxxx xxxxx xxxxxxxxx xxx xxxxxxx xxxxxxx xxxx x xxxxxxx xxxxxx xx x xxxxxxx xxx xxxxxxxxxx.